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                                      ASSET

                               PURCHASE AGREEMENT



             ACQUISITION OF CERTAIN ASSETS OF FONIX CORPORATION AND

                              FONIX/ASI CORPORATION

                    BY LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.







                               DATED: May 19, 1999











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Asset Purchase Agreement                                                  Page i
Execution Copy
                                TABLE OF CONTENTS


ARTICLE 1.            PURCHASE AND SALE OF ASSETS.............................1

1.1      SALE OF ASSETS.......................................................1
1.2      ASSUMPTION OF LIABILITIES............................................4
1.3      PURCHASE PRICE AND PAYMENT...........................................6
1.4      TIME OF CLOSING......................................................8
1.5      DELIVERY OF ASSUMPTION OF LIABILITIES................................8
1.6      TRANSFER OF SUBJECT ASSETS...........................................8
1.7      DELIVERY OF RECORDS AND CONTRACTS; ELECTRONIC TRANSFER...............9
1.8      TAX RETURNS..........................................................9
1.9      FURTHER ASSURANCES...................................................9
1.10     ALLOCATION OF PURCHASE PRICE........................................10
1.11     RIGHT TO HIRE EMPLOYEES.............................................10
1.12     LICENSE OF ASI TECHNOLOGY; TECHNOLOGY OPTION AGREEMENT..............10
1.13     COLLECTION OF ACCOUNTS RECEIVABLE...................................10
1.14     CERTAIN MATTERS REGARDING APPLE LITIGATION..........................11

ARTICLE 2.            REPRESENTATIONS AND WARRANTIES OF SELLERS..............12

2.1      ORGANIZATION AND QUALIFICATION OF SELLER............................12
2.2      AUTHORIZATION OF TRANSACTION........................................12
2.3      PRESENT COMPLIANCE WITH OBLIGATIONS AND LAWS........................12
2.4      NO CONFLICT OF TRANSACTION WITH OBLIGATIONS AND LAWS; APPROVALS.....12
2.5      FINANCIAL INFORMATION...............................................13
2.6      ABSENCE OF UNDISCLOSED LIABILITIES..................................13
2.7      ABSENCE OF CERTAIN CHANGES..........................................14
2.8      TITLE TO PROPERTIES; LIENS; CONDITION OF PROPERTIES.................14
2.9      PAYMENT OF TAXES....................................................15
2.10     INVENTORIES.........................................................15
2.11     INTELLECTUAL PROPERTY RIGHTS........................................16
2.12     WARRANTY OR OTHER CLAIMS............................................17
2.13     LITIGATION..........................................................17
2.14     PERMITS.............................................................18
2.15     TRANSACTIONS WITH INTERESTED PERSONS................................18
2.16     CONTRACTS AND COMMITMENTS...........................................18
2.17     LABOR AND EMPLOYEE RELATIONS........................................18
2.18     EMPLOYEES...........................................................19
2.19     FINDER'S FEE........................................................19
2.20     DISCLOSURE OF MATERIAL INFORMATION..................................19
2.21     SUPPLIERS, CUSTOMERS AND DISTRIBUTORS...............................19
2.22     INTENTIONALLY OMITTED...............................................19
2.23     BORROWINGS AND GUARANTEES...........................................19
2.24     INSURANCE...........................................................20
2.25     PREPAID MAINTENANCE AMOUNTS AND PREPAID SALES ORDER AMOUNTS.........20
2.26     ABSENCE OF SENSITIVE PAYMENTS.......................................20
2.27     SEC FILINGS.........................................................21
2.28     ENVIRONMENTAL MATTERS...............................................21
2.29     YEAR 2000...........................................................21
2.30     EXCLUDED TECHNOLOGY.................................................22
2.31     STOCKHOLDER ACTION..................................................22



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ARTICLE 3.            REPRESENTATIONS AND WARRANTIES OF BUYER................23

3.1      ORGANIZATION OF BUYER...............................................23
3.2      AUTHORIZATION OF TRANSACTION........................................23
3.3      NO CONFLICT OF TRANSACTION WITH OBLIGATIONS AND LAWS................23
3.4      CLAIMS AND LEGAL PROCEEDINGS........................................24
3.5      DISCLOSURE OF MATERIAL INFORMATION..................................24
3.6      BROKER'S AND FINDER'S FEES..........................................24

ARTICLE 4.            COVENANTS OF SELLERS...................................24

4.1      EXPENSES............................................................24
4.2      NONDISCLOSURE.......................................................24
4.3      NONCOMPETITION BY SELLERS...........................................25
4.4.     ACQUIRED SALES ORDERS AND LICENSE AGREEMENT.........................25
4.5      PAYMENT OF DEBTS....................................................26
4.6      CONDUCT OF BUSINESS.................................................26
4.7      EXCLUSIVITY.........................................................26
4.8      WARRANTY AND SERVICE OBLIGATIONS....................................28
4.9      BREACH OF REPRESENTATIONS AND WARRANTIES............................28
4.10     CONSUMMATION OF AGREEMENT...........................................28
4.11     HSR FILINGS.........................................................28
4.12     APPROVAL OF STOCKHOLDERS............................................28
4.13     PREPARATION OF SOLICITATION STATEMENT...............................29
4.14     MERGER ESCROW AGREEMENT.............................................30

ARTICLE 5.            COVENANTS OF BUYER.....................................30

5.1      EXPENSES............................................................30
5.2      PAYMENT OF DEBTS....................................................30
5.3      CONSUMMATION OF THE AGREEMENT.......................................30
5.4      HSR FILINGS.........................................................30
5.5      LEGAL REQUIREMENTS..................................................31

ARTICLE 6.            CONDITIONS TO OBLIGATIONS OF BUYER.....................31

6.1      REPRESENTATIONS; WARRANTIES; COVENANTS..............................31
6.2      OPINION OF SELLERS'COUNSEL..........................................31
6.3      ABSENCE OF CERTAIN LITIGATION.......................................31
6.4      NO BANKRUPTCY.......................................................32
6.5      NO ADVERSE CHANGE...................................................32
6.6      RELEASE OF LIENS, SECURITY INTERESTS AND OTHER ENCUMBRANCES.........32
6.7      AUTHORIZATION FROM OTHERS...........................................32
6.8      EMPLOYMENT OF KEY PERSONNEL.........................................32
6.9      APPROVAL OF BUYER'S COUNSEL.........................................33
6.10     ESCROW AGREEMENT....................................................33
6.11     GOVERNMENTAL CONSENTS AND APPROVALS; TERMINATION OR EXPIRATION OF
          HSR WAITING PERIOD.................................................33
6.12     SHAREHOLDER AUTHORIZATION...........................................33
6.13     PAYMENT OF ATTORNEYS'FEES...........................................33

ARTICLE 7.            CONDITIONS TO OBLIGATIONS OF SELLERS...................33

7.1      REPRESENTATIONS; WARRANTIES; COVENANTS..............................34
7.2      ABSENCE OF CERTAIN LITIGATION.......................................34
7.3      AUTHORIZATION FROM OTHERS...........................................34
7.4      GOVERNMENTAL CONSENTS AND APPROVALS; TERMINATION OR EXPIRATION OF
          HSR WAITING PERIOD.................................................34
7.5      SHAREHOLDER AUTHORIZATION...........................................34
7.6      APPROVAL OF SELLER'S COUNSEL........................................34

ARTICLE 8.            INDEMNIFICATION........................................35

8.1      DEFINITIONS.........................................................35
8.2      INDEMNIFICATION BY SELLER...........................................35
8.3      INDEMNIFICATION BY BUYER............................................36
8.4      LIMITATIONS ON INDEMNIFICATION......................................36
8.5      NOTICE..............................................................37
8.6      DEFENSE OF THIRD PARTY ACTIONS......................................38
8.7      MISCELLANEOUS.......................................................39
8.8      PAYMENT OF INDEMNIFICATION..........................................39

ARTICLE 9.            TERMINATION OF AGREEMENT...............................39

9.1      TERMINATION.........................................................39
9.2      TERMINATION BY THE BUYER............................................40
9.3      TERMINATION BY THE SELLERS..........................................40
9.4      PROCEDURE FOR TERMINATION...........................................41
9.5      EFFECT OF TERMINATION AND ABANDONMENT...............................41

ARTICLE 10.  RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING....................41

10.1     SURVIVAL OF WARRANTIES..............................................41
10.2     COLLECTION OF ASSETS................................................41
10.3     PAYMENT OF DEBTS AND REFUND OF CASH.................................42
10.4     COBRA COMPLIANCE....................................................42

ARTICLE 11.           MISCELLANEOUS..........................................42

11.1     BULK SALES LAW......................................................42
11.2     NOTICES.............................................................42
11.3     PUBLICITY AND DISCLOSURES...........................................43
11.4     CONFIDENTIALITY.....................................................44
11.5     ENTIRE AGREEMENT....................................................44
11.6     SEVERABILITY........................................................44
11.7     ASSIGNABILITY.......................................................44
11.8     RELATIONSHIP OF SELLERS.............................................44
11.9     AMENDMENT...........................................................45
11.10    GOVERNING LAW; VENUE................................................45
11.11    COUNTERPARTS........................................................45
11.12    EFFECT OF TABLE OF CONTENTS AND HEADINGS............................45
11.13    RULES OF CONSTRUCTION...............................................45
11.14    DEFINITION OF MATERIAL..............................................45
11.15    INTERPRETATION......................................................46

List of Schedules and Exhibits...............................................48




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Asset Purchase Agreement                                                 Page 1
Execution Copy
                            ASSET PURCHASE AGREEMENT



         AGREEMENT entered into as of the 19th day of May, 1999, between Lernout & Hauspie Speech Products N.V., a Belgian corporation with its principal place of business in Ieper, Belgium ("Buyer"), and Fonix Corporation, a Delaware
corporation with its principal headquarters in Salt Lake City, Utah ("Fonix") and Fonix/ASI Corporation, a Utah corporation with its principal place of business in Woburn, Massachusetts ("ASI") (Fonix and ASI together, the "Sellers").


                                    RECITALS:


         WHEREAS, Sellers are in the business, among others, of the development, marketing and support of an integrated dictation/transcription solutions process for healthcare organizations which includes a distributed architecture, telephony based large vocabulary speech recognition and dictation/transcription workflow, conducted principally through ASI (formerly Articulate Systems, Inc.) but also through certain operations conducted by Fonix (such business, as it is conducted by ASI and by Fonix, the "Articulate Division");


         WHEREAS, the Buyer wishes to acquire (directly or indirectly through subsidiaries) from Sellers all of the assets and properties held in connection with, necessary for, or material to the business and operations of the Articulate Division (the "Business"), and Sellers wish to convey such assets to Buyer, subject to the terms and conditions set forth in this Agreement;


         NOW, THEREFORE, in consideration for the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, in order to consummate said sale, the parties hereto agree as follows:


ARTICLE 1      PURCHASE AND SALE OF ASSETS.


         1.1   Sale of Assets


               (a) Assets of ASI. Subject to the provisions of this Agreement and except as expressly excluded in paragraph (c), Sellers agree to sell and Buyer agrees to purchase, at the Closing (as defined in Section 1.4 hereof), all of the properties, assets and business of ASI of every kind and description, tangible and intangible, real, personal or mixed, and wherever located, including without limitation all assets shown or reflected on the most recent balance sheet of ASI attached hereto as Schedule 2.5 and all of ASI's goodwill and the following:


                         (i)  all  copies  of the  source  code  of ASI now in
possession of ASI and copies of the source code and object code of ASI's products, together with all other dictation/transcription related source code (whether licensed, owned or under development) of ASI (collectively, "Transferred Code") and all trade secrets, formulae, algorithms, methods, technical data and other proprietary information relating to the Transferred Code (collectively, "Transferred Software");


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                         (ii)     all of ASI's raw materials, work in process
and finished goods (the "Inventory");


                         (iii)    all of ASI's  machinery,  furniture, fixtures,
equipment, computer hardware and other tangible assets (collectively, the "Equipment");


                         (iv)     all of the following materials pertaining to
the Transferred Software: (A) pre-existing database customer lists, including all customer and technical support databases and end-user registration databases, (B) training manuals and materials, (C) advertising and promotional materials, (D) plans, designs, procedures, research data, drawings, models, blue prints, specifications, flow sheets, equipment and parts list and descriptions and related instructions, and (E) all other business records (the "Business Records");


                         (v)  all of ASI's right, title and interest in and to
the "PowerScribe", "PowerScribe Radiology," "PowerScribe for Radiology", "PowerScribe EM", "PowerScribe for Emergency Medicine," "PowerCare," and "Articulate" names and ASI logo (including all related trademark applications and registrations), and the goodwill of ASI associated with such names and the related business;


                         (vi)  all of ASI's rights, title and interests in and
to any and all intellectual property and proprietary information, including, without limitation, all goodwill, computer software and networks, all data bases, all data control and analysis systems and processes, strategic and technical data, customer lists, service marks, trademarks, trade names and all applications therefor, marketing plans and data, know-how, trade secrets, formulae, methods, algorithms and inventions including all rights, title and interests in and to any of the foregoing pursuant to any contract, agreement or license;


                         (vii)  to  the  extent  transferable,  all  of  ASI's
rights, title and interests in and to any and all contracts, agreements, warranties, licenses or purchase or sales orders, including, without limitation, client and customer contracts, non-disclosure, confidentiality and invention agreements with present and former employees and consultants who are to be hired by Buyer, leases for real or personal property or other arrangements and contracts, agreements and purchase orders for the purchase or sale of materials, supplies or services (the "Purchased Contracts");


                         (viii)  all of ASI's  rights,  title and interests in
and to the patent applications and patents of ASI, including without limitation, those listed in Schedule 1.1(a)(viii), and any invention disclosures, including any patents issuing therefrom, and any reissues, reexaminations, divisions, continuations in whole or in part, extensions and foreign counterparts thereof;


                         (ix)  all of ASI's rights, title and interests in and
to any claims relating to the infringement of the patents, copyrights, trademarks or other intellectual property rights being transferred hereunder, including, without limitation, at Buyer's sole option pursuant to Section 1.14 hereof, ASI's claims against Apple Computer Corporation ("Apple") currently


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pending in the United States  District  Court for the District of  Massachusetts
(the "Apple Litigation") and the right to collect damages for infringement of such intellectual property rights by Apple or others incurred while ASI owned such rights;


                         (x) all of ASI's right, title and interests in and to
technical documentation, including, but not limited to, all materials which reproduce, patterns, plans, designs, research data, drawings, models, blueprints, specifications, flow sheets, equipment and parts lists and descriptions and related instructions, manuals, data, records and procedures;


                         (xi)     to the extent  transferable,  any and all
permits, licenses, orders, ratings and approvals of federal, state or local governmental or regulatory authorities; and


                         (xii)  all of ASI's rights to  indemnification  under
agreements to which ASI is a party in connection with the merger of Articulate Systems, Inc. into ASI, including, without limitation, ASI's right to receive the shares of restricted common stock of Fonix held in escrow pursuant to the Escrow Agreement executed on September 2, 1998 in connection with the indemnification obligations of other parties to the merger (the "Merger Escrow Agreement") subject to the obligation of Fonix and ASI to disburse such shares at the end of the escrow period provided that claims by Buyer against and/or disbursements by Fonix and ASI of the restricted common stock of Fonix held in escrow shall be pursuant to Section 4.14 hereof.


               (b) Assets of Fonix. Subject to the provisions of this Agreement and except as expressly excluded in paragraph (c), Sellers agree to sell and Buyer agrees to purchase, at the Closing all of the assets and properties held by Fonix in connection with, necessary for, or material to the Business of every kind and description, tangible and intangible, whether or not currently used in the Business, and wherever located including, without limitation all of the assets acquired by Fonix pursuant to the Asset Acquisition Agreement (the "MRC Agreement"), dated as of December 31, 1998, by and between Fonix and The MRC Group, Inc., a Missouri corporation ("MRC"), and the Bill of Sale delivered by MRC to Fonix pursuant thereto, effective December 31, 1998, including, without limitation, those assets described on Schedule 1.1(b) hereto and including any assets of Fonix which would fall under paragraphs 1.1(a)(i) through 1.1(a)(xii) with respect to Fonix to the extent held in connection with, necessary for, or material to the Business.


         The assets, property and business of ASI and of Fonix to be sold to and purchased by Buyer under this Agreement are hereinafter sometimes referred to as the "Subject Assets."


               (c) Excluded Assets. Assets and property not disposed of pursuant to this Agreement, including the remaining businesses of Fonix, shall be excluded from the Subject Assets and are referred to herein as the "Excluded Assets." Such Excluded Assets include, without limitation:


                         (i)      all real property owned by Sellers;


                         (ii)   Sellers'  corporate  franchise,  stock  record
books, corporate record books containing minutes of meetings of directors and stockholders, original tax returns and financial statements, and such other records as have to do with Sellers' organization or stock capitalization; provided that, Sellers shall retain those records for a period of six (6) years from the Closing Date and shall afford to Buyer and its accountants and


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attorneys  reasonable  access to such  records  and shall  permit  Buyer to make extracts and copies therefrom for any purpose;


                         (iii)    all rights, title and interests in and to any
insurance policies;


                         (iv)     pension,  profit  sharing and savings plans
and trusts and any assets thereof, and, all rights of Sellers with respect to their employees and agents;


                         (v)  all cash, accounts and other amounts receivable,
marketable securities, cash equivalents, notes receivable, deposit accounts and similar type investments, and prepaid expenses of Sellers relating to any
Excluded Asset, including all accounts receivable ("Accounts Receivable") relating to the Business that are outstanding on the Closing Date, but excluding amounts receivable for uncompleted purchase or sales orders of customers unless the related installation has "gone live", i.e. orders which are fully installed, have gone live or are in the thirty (30) day post-installation customer cancellation period on the Closing Date shall be included as Accounts Receivable;


                         (vi)     all personal  property  (including  all
machinery, equipment and inventory, but excluding the Inventory, the Equipment, the Business Records and all other Subject Assets) not related to the Business;


                         (vii)    all rights,  title and interests to the
contracts and licenses set forth on Schedule 1.1(c)(vii) (the "Excluded Contracts") and the technology and intellectual property described on Schedule 1.1(c)(vii) (the "Excluded Technology"); and


                         (viii)   all Prepaid  Maintenance  Amounts (as defined
in Section 1.3(b)) allocated to Sellers pursuant to Section 1.3(b).


         1.2   Assumption of Liabilities.


               (a) Upon the sale and purchase of the Subject Assets, except as excluded in paragraph (b), Buyer shall assume and agree to perform and discharge in the ordinary course of business the following:


                         (i)      all of the  liabilities  and  obligations of
Sellers arising under the unfilled portions of those purchase or sales orders from customers of Sellers, as identified in Schedule 1.2(a)(i) (the "Acquired Sales Orders"), (ii) effective as of the Closing Date, all of the liabilities and obligations of Sellers arising under the software license agreements being transferred to Buyer, as identified in Schedule 1.2(a)(ii) (the "License Agreements") (including service, warranty and upgrade obligations) solely to the extent such obligations and liabilities arise and relate to events, acts or omissions occurring after the Closing Date and become due and payable after the Closing Date, and (iii) liabilities and obligations related to the Prepaid Maintenance Amounts set forth on Schedule 1.3(b). The liabilities to be assumed by Buyer under this Section 1.2(a) are hereinafter sometimes referred to as the "Assumed Liabilities."


               (b)       Except  to the extent  expressly  assumed pursuant to
Section 1.2(a) above, Buyer shall not assume or be bound by or be liable for any debt, obligation, responsibility or liability of Sellers or any Affiliate (as defined below) of any kind or nature, known, unknown, accrued, absolute,


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contingent,  or otherwise.  Without limiting the foregoing sentence, Buyer shall have no responsibility with respect to the following, whether or not disclosed in the Base Balance Sheet or a Schedule hereto:


                         (i)      liabilities  and  obligations  related to or
arising from the Excluded Assets and/or related to or arising from Fonix's operations and assets other than the operations and assets of the Business acquired under this Agreement;


                         (ii)     liabilities and obligations  related to or
arising from transactions with any officer, director or stockholder of either of the Sellers or any person or organization controlled by, controlling, or under common control with any of them (an "Affiliate");


                         (iii)    liabilities and  obligations for taxes of any
kind, including taxes related to or arising from the transfers contemplated hereby;


                         (iv)     liabilities and obligations for damage or
injury to person or property based upon events occurring prior to the date of Closing;


                         (v)      liabilities and obligations to employees of
Sellers, whether for accident, disability, or workers compensation insurance or benefits, benefits under employee benefit plans, back pay, accrued vacation, or obligations related to or resulting from severance of employment by Sellers;


                         (vi)     workmen's liens on any of the Subject Assets;


                         (vii)    liabilities  incurred by Sellers in connection
with this Agreement and the transactions provided for herein, including counsel and accountant's fees, filing fees and expenses, transfer and other taxes, and expenses pertaining to ASI's liquidation or the performance by either of the Sellers of their obligations hereunder;


                         (viii)   liabilities  of Sellers with respect to any
options, warrants, agreements or convertible or other rights to acquire or cause registration of any shares of their capital stock of any class;


                         (ix)     liabilities and obligations  related to or
arising from products or services delivered or performed prior to the Closing Date (including warranty or service claims and upgrades of existing products);


                         (x)      liabilities and obligations  under outstanding
indebtedness of Sellers or otherwise to the former shareholders of Articulate Systems, Inc.;


                         (xi)     all liabilities and  obligations  with respect
to any claims or litigation, except as described in Schedule 1.2(b)(xi) hereof, including liabilities and obligations for attorneys' fees for work performed and expenses incurred prior to the Closing;


                         (xii)    all liabilities and obligations under the
Excluded Contracts or under any Purchased Contracts not identified on Schedule 1.2(a)(i) or Schedule 1.2(a)(ii);

                         (xiii)   all liabilities and obligations of Fonix under
the MRC Agreement, including, without limitation, the obligation to pay royalties received under any of the License Agreements to MRC.


               (c) The assumption of the Assumed Liabilities by Buyer hereunder shall be treated as independent of Buyer's existing business and shall not enlarge any rights of third parties under contracts or arrangements with Buyer or Sellers or any of their respective affiliates or subsidiaries. Nothing herein shall prevent Buyer from contesting in good faith any of the Assumed Liabilities; provided, however, no such contest by Buyer shall relieve Buyer of its indemnification obligations under Section 8.3 hereof. Nothing herein shall prevent Sellers from contesting in good faith any of the liabilities retained by them; provided, however, no such contest by Sellers shall relieve Sellers of their indemnification obligations under Section 8.2 hereof.


         1.3   Purchase Price and Payment.


               (a) In consideration of the sale by Sellers to Buyer of the Subject Assets, Buyer will, in full payment therefor, pay to Seller a total purchase price (the "Purchase Price") of Twenty Eight Million Dollars ($28,000,000), subject to adjustment as set forth in this Section 1.3, payable as follows:


                         (i)  by cancellation of the outstanding balance under
the Promissory Note entered into by the parties dated April 22, 1999 and the Amendment to Promissory Note dated May 12, 1999 delivered by Sellers to Buyer in the principal amount of One Million One Hundred Thousand Dollars ($1,100,000), including all interest and late fees accrued thereon, and including any increases in the principal amount of such Promissory Note and the outstanding balance and accrued interest and late fees on any other subsequent loans from Buyer or any of its affiliates to either Seller;


                         (ii)     by wire  transfer  of Five  Million  Dollars
($5,000,000)  to the escrow  agent  under the escrow  agreement  as  provided by
Section 6.11 of this Agreement;


                         (iii)  by wire transfer of the  remaining  balance of
the Purchase Price (less the Earnout Payment (as defined in the next paragraph) and less any amounts paid by Buyer to Sellers in respect of royalties under the License Agreement required by Section 1.12 hereof), in immediately available funds to a bank account or accounts of Sellers as per written instructions of Sellers, consistent with the memorandum required by Section 1.10 hereof, given to Buyer not less than twenty-four (24) hours prior to the Closing;

                         (iv)  (A) if Buyer has generated Nine Million Dollars
($9,000,000) in gross revenues (determined in accordance with U.S. generally accepted accounting principles used by the Buyer in the preparation of its financial statements) from the sale and/or licensing of PowerScribe branded products and services, together with products and services that include or incorporate, PowerScribe technology, including distributed architecture, telephony based large vocabulary speech recognition and dictation/transcription workflow (collectively, the "PowerScribe Products"), during the one (1) year period (the "First Earnout Period")beginning on the Sales Commencement Date, then on the date that is one (1) year and thirty (30) days from the Sales

Commencement Date, Two Million Dollars ($2,000,000) (the "First Earnout Payment"), and (B) if Buyer has generated Twenty Million Dollars ($20,000,000) in gross revenues (determined as provided in (A) above) from the sale and/or licensing of the PowerScribe Products during the one (1) year period (the "Second Earnout Period") beginning at the end of the First Earnout Period, then on the date that is two (2) years and thirty (30) days from the Sales
Commencement Date, Two Million Dollars ($2,000,000) (the "Second Earnout Payment") (the First and Second Earnout Payments, together, the "Earnout Payment") in each case, payable either in cash or by certified or bank cashier's check or by wire transfer of immediately available funds. Notwithstanding the foregoing, for purposes of calculating gross revenues from the sale and/or licensing of PowerScribe Products, only 50% of revenues generated from the sale and/or licensing of PowerScribe Products which include or incorporate technology other than PowerScribe, will be included in gross revenues, provided that such limitation shall not apply to radiology and telephony PowerScribe Products for which 100% of revenues will be included. For purposes hereof, the "Sales Commencement Date" shall be that date on or after the Closing Date, but in any event no later than six (6) months after the Closing Date, on which Buyer gives notice to Sellers that Buyer is ready to begin selling the PowerScribe Products. It is understood and agreed that, during each Earnout Period, Buyer currently intends, as of the date of this Agreement, to conduct its operations of the Business and the sale and/or licensing of the PowerScribe Products reasonably consistent with the two (2) year post-closing business and marketing plan approved by the parties prior to Closing. Nothing contained herein shall preclude Buyer from changing such intention, it being understood that the Buyer operates and shall continue to operate its business, including with respect to the PowerScribe Products, in such manner as it deems necessary or desirable in its sole and absolute discretion. Without limiting the foregoing, the Buyer shall, during the term of this Agreement and thereafter, maintain full discretion with respect to all operations of the Buyer and with respect to the PowerScribe Products, including but not limited to determination of pricing of products and acceptance or rejection of any product sales or orders. Specifically, it is agreed that no damages shall have been incurred or caused in the event revenues from the sale and/or licensing of PowerScribe Products decrease in a manner to adversely affect the Earnout Payment. At the end of each of the First Earnout Period and the Second Earnout Period, Buyer shall provide an accounting of the revenues generated during such Earnout Period to Sellers. In the event that at the end of the First or Second Earnout Period, Buyer determines that no related Earnout Payment is payable to Sellers, Sellers shall have the right to employ an auditor to audit the books and records of Buyer in connection with the sales and licensing of the PowerScribe Products, at the sole cost and expense of Sellers; provided, however, in the event such audit results in a determination that the related Earnout Payment is payable to Sellers, all costs and expenses in connection with such audit shall be borne by Buyer.


               (b)       At   the  Closing,  Sellers  shall,  to  the  Buyer's
satisfaction, prepare and deliver to Buyer a Schedule 1.3(b) containing a list of all customers which have prepaid to Sellers any amounts with respect to maintenance and/or servicing agreements (the "Prepaid Maintenance Amounts"). The Prepaid Maintenance Amounts will be allocated between Buyer and Sellers on a pro rata basis based upon the number of months elapsed from the beginning of the service period to the Closing Date rounded up or down to the nearest whole month. The Purchase Price to be paid to Sellers hereunder shall be reduced by the aggregate amount of such Prepaid Maintenance Amounts which have been allocated to Buyer.

               (c)       At   the  Closing,  Sellers  shall,  to  the  Buyer's
satisfaction, prepare and deliver to Buyer a Schedule 1.3(c) containing a list of all customers which have prepaid to Sellers any amounts with respect to Acquired Sales Orders (the "Prepaid Sales Order Amounts"). The Purchase Price to be paid to Sellers hereunder shall be reduced by the total amount of such
Prepaid Sales Order Amounts.....


         1.4   Time of Closing.


         The closing of the purchase and sale provided for in this Agreement (herein called the "Closing") shall be held at the offices of Brown, Rudnick, Freed & Gesmer, in Boston, Massachusetts at 10:00 a.m. on the second business day immediately following the date on which the approval required by Section
6.13 is obtained, or at such other place, time or date as is mutually agreeable to the parties (the "Closing Date").


         1.5   Delivery of Assumption of Liabilities.


         At the Closing, Buyer shall deliver or cause to be delivered to Sellers, among other things, an agreement to assume the Assumed Liabilities in form and substance satisfactory to Sellers.


         1.6      Transfer of Subject Assets.


         At the Closing, Sellers shall deliver or cause to be delivered to Buyer good and sufficient instruments of transfer transferring to Buyer title to all the Subject Assets, including without limitation, bills of sale, assignments of trademarks and patents, assignments of leases, and such other instruments of transfer as may be required, if any. Such instruments of transfer (a) shall be in the form and will contain the warranties, covenants and other provisions (not inconsistent with the provisions hereof) which are usual and customary for transferring the type of property involved under the laws of the jurisdictions applicable to such transfers, (b) shall be in form and substance satisfactory to counsel for Buyer, and (c) shall effectively vest in Buyer good and valid title to all the Subject Assets, free and clear of all liens, restrictions and encumbrances, except for and to the extent of the Assumed Liabilities. Sellers shall, at Buyer's expense, crate, remove and transport the Subject Assets from ASI's facility in Woburn, Massachusetts and from the other facilities of Sellers, wherever located, to such destinations as Buyer shall request.


         1.7   Delivery of Records and Contracts; Electronic Transfer.

               (a) At the Closing Sellers shall deliver or cause to be delivered to Buyer all of the Purchased Contracts with such assignments thereof and consents to assignments as are necessary to assure Buyer of the full benefit of the same. Sellers shall also deliver to Buyer at the Closing all of Sellers' business records, tax returns, books and other data relating to its assets, business and operations (except corporate records and other property of Sellers excluded under Subsection 1.1(c)) and Sellers shall take all requisite steps to put Buyer in actual possession and operating control of the assets and business of the Articulate Division. After the Closing Buyer shall afford to Sellers and their accountants and attorneys reasonable access to the books and records of Sellers delivered to Buyer under this Section 1.7 and shall permit Sellers to make extracts and copies therefrom for the purpose of preparing such tax returns of Sellers and periodic and other reports to the Securities and Exchange
Commission as may be required after the Closing and for other proper purposes reasonably approved by Buyer. Buyer will also provide Fonix, upon request therefor, electronic copies of this Agreement and all exhibits thereto, including any subsequent amendments or modifications thereof.


               (b)       At the Closing and at Buyer's election, Sellers shall
cause those Subject Assets which are capable of being transferred by remote telecommunications and for which Buyer has elected remote transfer, including, without limitation, the Transferred Code, Transferred Software and Business Records of Sellers, to be transferred (the "Transfer") by remote telecommunications from the applicable Seller's place of business to the Buyer at the destination designated by the Buyer prior to the Transfer. Upon successful completion of the Transfer, based upon notice from the Buyer to the Sellers of Buyer's receipt of all Subject Assets included in the Transfer, the Sellers agree to destroy all copies, regardless of the medium in which the same exist, of the Subject Assets included in the Transfer.


         1.8   Tax Returns.


         Sellers, with the assistance and approval of Buyer, shall promptly prepare and file on or before the due date or any extension thereof all required federal, state and local tax returns with respect to Sellers' operations prior to the Closing. Unless Buyer otherwise requests, Sellers shall also take all necessary steps to terminate ASI's fiscal year for federal income tax purposes on the Closing Date.


         1.9   Further Assurances.


         Sellers from time to time after the Closing at the request of Buyer and without further consideration shall execute and deliver further instruments of transfer and assignment (in addition to those delivered under Section 1.6) and take such other action as Buyer may reasonably require to more effectively transfer and assign to, and vest in, Buyer each of the Subject Assets. To the extent that the assignment of any lease, contract, license, commitment or right shall require the consent of other parties thereto, this Agreement shall not constitute an assignment thereof; however, prior to the Closing, Sellers shall obtain any necessary consents or waivers to assure Buyer of the benefits of such leases, contracts, commitments or rights. Nothing herein shall be deemed a waiver by Buyer of its right to receive at the Closing an effective assignment of each of the leases, contracts, licenses, commitments or rights of Sellers.


         1.10  Allocation of Purchase Price.


         The purchase price payable by Buyer for the Subject Assets  pursuant to
Section 1.3 and the face amount of the Assumed  Liabilities  assumed pursuant to
Section 1.2 shall represent payment for the noncompetition agreement set forth in Section 4.3 hereof and the Subject Assets at the prices shown on a memorandum to be prepared, initialed by the parties and delivered at the Closing. Such memorandum shall further allocate such amounts between each of the Sellers in proportion to the assets sold by each of them and the liabilities of each of them assumed by Buyer. The parties hereto agree that they will not take a position inconsistent with such allocation for Federal income tax purposes or any other purposes.

         1.11  Right to Hire Employees.


         Sellers shall make available to Buyer all of Sellers' employees for hire at or after the Closing, to the extent such employees perform services in connection with the Business, although Buyer shall have no obligation to hire any of such employees. In the event that Buyer hires any of Sellers' employees, Sellers shall be responsible for all wages, benefits, severance obligations, vacation and sick leave accruals and other obligations for such employees, up to the date such employee is no longer an employee of a Seller.


         1.12     License of ASI Technology; Technology Option Agreement.


         Simultaneously with the execution of this Agreement, Sellers and Buyer shall enter into a License Agreement, in substantially the form attached hereto as Exhibit A, pursuant to which ASI shall grant to Buyer a non-exclusive license to use the ASI Technology (as defined in the License Agreement) (the "ASI License"). In addition, simultaneously with the execution of this Agreement, Seller and Buyer shall enter into a Technology Option Agreement in substantially the form attached hereto as Exhibit E pursuant to which Buyer may be appointed as a non-exclusive distributor for certain technology licensed to ASI or Buyer may become the assignee of ASI thereunder.


         1.13  Collection of Accounts Receivable.

               (a) Buyer agrees that it shall use its commercially reasonable efforts to collect all of the Accounts Receivable outstanding less than ninety (90) days as of the Closing Date, as set forth on Schedule 1.13 (a), on behalf of Sellers. On a quarterly basis, Buyer shall remit to Sellers all funds collected in respect of such Accounts Receivable, less any amounts deducted by Buyer to reimburse Buyer for any cost of goods incurred. In the event that any Account Receivable is not fully collected with 90 days of the applicable invoice date, Buyer shall no longer be obligated to use its best efforts to collect such Account Receivable, and Sellers may request that Buyer reassign such Account Receivable to Sellers for collection. Any efforts of Sellers to collect such receivables shall be in compliance with all applicable laws, rules and regulations and shall conform with good commercial business practice.


               (b) Sellers shall have the right and authority to collect the Accounts Receivable outstanding 90 days or more as of the Closing Date, provided such collection shall be conducted in compliance with all applicable laws, rules and regulations and shall conform with good commercial business practice. Buyer shall cooperate with Sellers in connection with Sellers' efforts to collect such Accounts Receivable, and shall promptly pay over to Sellers amounts paid to Buyer in respect of such receivables.


         1.14  Certain Matters Regarding Apple Litigation.


         In connection with the Apple Litigation, Buyer shall have the right, exercisable prior to the Closing Date, to contact Apple for the purpose of discussing settlement or other resolution of ASI's claims against Apple as asserted in the Apple Litigation. In the course of such discussions, Buyer shall not (i) disclose any confidential or proprietary information of Sellers with respect to ASI's claims, strategy or legal theories concerning the Apple Litigation, nor (ii) settle or agree to settle the Apple Litigation on terms which would in any way be binding upon Fonix or ASI if Buyer elects option (a) below or the Closing does not occur because of any event or circumstance described in Sections 9.1 or 9.2 below. Within two (2) business days before the Closing, Buyer shall notify Sellers in writing that it has elected one (1) of the following two (2) options: (a) Buyer may designate the Apple Litigation and the patents and other intellectual property which are the subject thereof (collectively, the "Apple Claims") as Excluded Assets pursuant to Section 1.1(c) hereof; or (b) Buyer may designate the Apple Claims as Subject Assets pursuant to Sections 1.1(a)(viii) and (ix) hereof. If Buyer designates the Apple Claims as Excluded Assets, then at Closing ASI and Buyer shall enter into a Non-Exclusive License Agreement pursuant to which ASI shall grant to Buyer a non-exclusive, perpetual, fully-paid worldwide license to make, use and sell technology covered by the patents and other intellectual property which are the subject of the Apple Litigation on substantially the same terms and conditions as the license previously granted pursuant to the Agreement between ASI Holdings, Inc. and Dragon Systems, Inc., dated as of January 10, 1995. If Buyer designates the Apple Claims as Subject Assets, then Sellers and Buyer agree that the proceeds of the Apple Litigation, whether received as a result of a settlement of the Apple Litigation or as a result of a court judgment, shall be allocated as follows: (i) first, to Buyer to cover all expenses and attorney's fees paid by Buyer in connection with the Apple Litigation from and after the Closing Date to the final date of the receipt of proceeds, (ii) second, fifty percent (50%) of the next three million dollars ($3,000,000) or the remainder of the proceeds if a lesser amount to each of Sellers and Buyer, and (iii) third, the remainder of the proceeds, if any, to be split sixty percent (60%) to Buyer and forty percent (40%) to Sellers. It is understood and agreed that the conduct of the Apple Litigation from and after the Closing Date shall be under the sole and absolute control and discretion of Buyer. Without limitation of the foregoing, following the Closing Date, any settlement of the Apple Litigation and the amount and nature of proceeds to be received in connection with any such settlement shall be in Buyer's sole and absolute discretion. It is further expressly agreed that in the event that the proceeds received consist of consideration other than cash or marketable securities, such proceeds shall be allocated solely to Buyer and shall not be considered for purposes of the allocation of proceeds agreed to herein.


ARTICLE 2      REPRESENTATIONS AND WARRANTIES OF SELLERS.


         Each of the Sellers hereby represents and warrants to Buyer as follows:


         2.1   Organization and Qualification of Seller.


         Each Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation, with full power and authority to own or lease the Subject Assets and to conduct its business, including the Business. Each Seller is duly qualified to do business as a foreign corporation in all jurisdictions where the failure to be so qualified would have a material adverse effect upon the Business or the Subject Assets. Fonix owns all of the issued and outstanding capital stock of ASI.


         2.2   Authorization of Transaction.


         Each Seller has the full power and authority to execute and deliver this Agreement and subject to the authorization and approval of the transaction contemplated hereunder by the shareholders of Fonix to perform this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been authorized by all necessary corporate action on the part of each of the Sellers,, subject to authorization and approval of the transaction contemplated hereunder by the shareholders of Fonix to perform this

Agreement, and this Agreement and each other agreement, document and instrument executed by each Seller pursuant to or in connection with this Agreement constitute, or when executed and delivered will constitute, the valid and binding obligation of such Seller, enforceable in accordance with their respective terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditor's rights generally or by general equitable principles.


         2.3   Present Compliance with Obligations and Laws.


         Neither Seller is in violation of its Certificate or Articles of Incorporation ("Charter") or bylaws. Neither the ownership nor use of the Subject Assets by Sellers nor the conduct of the Business by Sellers violates or, with or without the passage of time or the giving of notice, or both, would violate, conflict with or result in a default or right to accelerate under, any term of any material lien, encumbrance, mortgage, deed of trust, lease, license, agreement or condition of any debt instrument or any law, regulation, administrative order or judicial order applicable to either Seller, the Business or the Subject Assets.


         2.4   No Conflict of Transaction With Obligations and Laws; Approvals.


               (a) Except as set forth in Schedule 2.4(a), neither the execution and delivery nor, subject to authorization and approval of this transaction by the shareholders of Fonix, the performance of this Agreement and the transactions contemplated hereby by the Sellers, will: (i) constitute a breach or violation of the Charter or bylaws of either Seller; (ii) conflict with or constitute (with or without the passage of time or the giving of notice) a breach of, or default under, any debt instrument to which either Seller is a party, or give any person the right to accelerate any material indebtedness or terminate any material right; (iii) result in the creation of any lien, charge or encumbrance on the Subject Assets; (iv) constitute (with or without the passage of time or giving of notice) a default under or breach of any other agreement, instrument or obligation to which either Seller is a party or by which it or any of the Subject Assets are bound; or (v) result in a violation of any law, regulation, administrative order or judicial order applicable to either Seller, the Business or the Subject Assets.


               (b) Except for the appropriate filing (the "HSR Filing") under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott-Rodino Act") filing and related requirements, and except as set forth in Schedule 2.4(b), the execution, delivery and performance of this Agreement and the transactions contemplated hereby by the Sellers do not require either Seller to obtain any consent, waiver, approval, authorization, exemption of or giving of notice to any governmental authority or other third party.


         2.5   Financial Information.


         Attached as Schedule 2.5 hereto are the following unaudited financial statements of ASI (which include all of the assets and liabilities of the Articulate Division held by Fonix), , which statements are prepared from and in accordance with the books and records of ASI, fairly present the financial position of ASI on the date of such statements and the results of its operations for the period covered thereby, and such financial statements have been prepared consistent with past practices:


         Balance Sheet and Statement of Operations for the four months ending December 31, 1998.


         Balance Sheet and Statement of Operations for the period ending March 31, 1999


(the balance sheet dated March 31, 1999 included in the above financial statements of ASI, including notes as to subsequent events, if any, are sometimes referred to together as the "Base Balance Sheet"). The Base Balance Sheet fairly presents the assets and liabilities of the Articulate Division as of the date thereof.


         2.6   Absence of Undisclosed Liabilities.


         As of the date of the Base Balance Sheet, the Articulate Division had no liabilities of any nature, whether accrued, absolute, contingent or otherwise except (a) liabilities stated or adequately reserved against the Base Balance Sheet, (b) liabilities not in excess of twenty-five thousand dollars ($25,000) arising in the ordinary course of business, and (c) liabilities disclosed in
Schedule 2.6 hereto. To the knowledge of Sellers, there is no fact which materially adversely affects the Subject Assets or the operations or condition of the Business provided that no representation is made as to general economic conditions or the general conditions of the dictation/transcription industry.


         2.7   Absence of Certain Changes.


         Except as disclosed in Schedule 2.7 hereto, since the date of the Base Balance Sheet, there has not been (a) any material adverse change in the relationships of the Sellers with respect to their suppliers, distributors, customers or others with whom they have business relationships which would have a material adverse effect on the Business, and Sellers do not have knowledge of any fact or contemplated event which could reasonably be expected to cause any such material adverse change, (b) any material alteration or change in the methods of operation employed by Sellers in the Business, (c) any material change in the properties, assets, liabilities or operations of the Articulate Division which change by itself or in conjunction with all other changes, whether or not arising in the ordinary course of business, has had or would reasonably be likely to have a material adverse effect on the Business, (d) any encumbrance or lien placed on any of the Subject Assets which remains in existence, (e) any disposal, or lapse of any rights to the use of any trademark, tradename, patent or copyright, or disposal of or disclosure to any person other than the Buyer of any trade secret, formula, process or know how relating to the Business, not previously a matter of public knowledge, other than pursuant to confidentiality agreements, (f) any obligation or liability incurred by the Sellers with respect to the Business other than obligations and liabilities incurred in the ordinary course of business, consistent with past practice, (g) any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition of any assets included among the Purchased Assets other than in the ordinary course of the Business, (h) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the Business or the Purchased Assets, (i) any change in Sellers' accounting procedures or practices as it relates to the Business, (j) any waiver, release, cancellation or compromise of any debts owed to them or claims or rights against others, in each case, relating to the Business, exceeding ten thousand dollars ($10,000) in the aggregate, or (k) any business conducted by Sellers with respect to the Business other than that conducted in the ordinary and regular course.


         2.8   Title to Properties; Liens; Condition of Properties.


               (a) The Subject Assets do not include any real property. The assets set forth in Schedule 2.8 constitute a complete and correct listing of the Inventory, equipment and other tangible personal property included in the Subject Assets, and all leases under which the Sellers lease any real or personal property included in the Subject Assets. Sellers own all of the Subject Assets, and Sellers have and are conveying to Buyer hereunder good and valid title to all the Subject Assets. None of the Subject Assets, tangible or intangible, shall be subject at Closing to any mortgage, pledge, lien, tax lien, conditional sale agreement, security interest, encumbrance, claim or other charge or restraint on transfer of any nature whatsoever. All financing statements under the Uniform Commercial Code previously filed with respect to any of the Subject Assets in any jurisdiction have or will be simultaneously with the Closing terminated, together with the security interests and rights created thereby, and Sellers have not signed any other such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement. Except as set forth in Schedule 2.8, the Subject Assets comprise of all assets required for the continued conduct of the Business by the Buyer as currently conducted by Sellers. The Subject Assets, taken as a whole, constitute all of the properties and assets relating to or used or held for use in connection with the Business as the same has been operated prior to the date hereof, except inventory sold, prepaid expenses realized, contracts fully performed, properties or assets replaced by equivalent or superior properties or assets, in each case in the ordinary course of business, employees not hired by the Buyer and the Excluded Assets.


               (b) The Subject Assets are in good working order, normal wear and tear excepted, and are reasonably suitable for the purpose or purposes for which they are being used and, to the knowledge of Seller, there does not exist any defect in any such item or property that is of the nature of a latent defect which would render the particular item unfit for its continued use in its current mode.


         2.9   Payment of Taxes.


         Sellers have filed all federal, state, local, and foreign government income excise or franchise tax returns, real estate and personal property tax returns, sales and use tax returns and all other tax returns required to be filed by them, and they have paid all taxes owing by them except taxes which have not yet accrued or otherwise become due for which adequate provision has been made in the pertinent financial statements referred to in Section 2.5, above. All transfer, excise and other taxes payable to any jurisdiction by reason of the sale and transfer of the Subject Assets pursuant to this Agreement shall be paid or provided for by Sellers after the Closing out of the consideration payable by Buyer hereunder. The federal income tax returns of Fonix and its subsidiaries have never been examined by the Internal Revenue

Service and no extension of time for the assessment of deficiencies for any year is in effect. The provisions for taxes reflected in the above-mentioned financial statements are adequate to cover any tax liabilities of the Sellers in respect of their respective businesses, properties and operations during the periods covered by said financial statements and all prior periods. Neither the Internal Revenue Service nor any other taxing authority is now asserting or, to the knowledge of the Sellers, threatening to assert against either Seller any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith.


         2.10  Inventories.


         All inventories of finished goods and raw materials of the Sellers with respect to the Business existing on the Closing Date will be of a quantity and quality normally saleable or usable in the ordinary course of business at commercially reasonable prices without discounts. All such inventories are valued on a lower of cost (FIFO) or market basis and in accordance with the Sellers' normal valuation methods and policies, consistently applied. Except for the items listed on Schedule 2.10, all inventories of finished goods and raw material existing on the Closing Date shall be either saleable or useable (with respect to anticipated orders in-hand or reasonably forecast) on or before the twelve-month anniversary of the Closing Date consistent with the past practices of the Sellers.


         2.11  Intellectual Property Rights.


               (a) Sellers own, or are licensed or otherwise possess legally enforceable rights to use all Intellectual Property Rights (as defined below) necessary to the conduct of the Business as it is presently being conducted or as presently contemplated to be conducted and, except for Excluded Assets, all such Intellectual Property Rights are being transferred as part of the Subject Assets. Schedule 2.11(a) contains a list of all patents, patent applications registered copyrights, trade names, trademarks and service marks, and registrations and applications for the same owned by Sellers relating to or used or held for use in connection with the Business. Except as set forth on
Schedule 2.11(a), Sellers have unencumbered title to the Intellectual Property Rights set forth in Schedule 2.11(a) which are listed as owned by Sellers and to Sellers' knowledge there are no pending challenges to such title nor, to the knowledge of Sellers, have others threatened to challenge such title. No rights or licenses to use Intellectual Property Rights have been granted or acquired by a Seller in connection with the Business except licenses associated with sales of products to end user customers in the ordinary course of business and consistent with past practice or those listed in Schedule 2.11(b). Schedules 2.11(c) lists all material licenses, agreements, obligations and contracts relating to the Intellectual Property Rights to which a Seller is a party or by which, to Seller's knowledge, a Seller is bound, except licenses associated with sales of products to end user customers in the ordinary course of business and consistent with past practice. Each of the licenses, agreements, obligations and contracts listed in Schedules 2.11(b) and 2.11(c) (i) is in full force and effect, (ii) except as set forth in Schedule 2.4(b), may be freely assigned to Buyer, (iii) is not subject to any current default of Sellers, and (iv) is not subject to any outstanding, or to the knowledge of Sellers, threatened, disputes or disagreements. Except as listed in Schedule 2.11(d), there have been (i) no claims or assertions made by others that a Seller has infringed any intellectual property rights of others by the sale of products or any other activity and (ii) to Sellers' knowledge no infringements of any intellectual property rights of others by Sellers. Except as set forth in Schedule 2.11(e), Sellers have no knowledge, of any infringement of Intellectual Property Rights of Seller by others. All such patents, registered trademarks, service marks, and copyrights owned by Sellers and relating to or used or held for use in connection with the Business are in good standing and are recorded on the public record in the name of a Seller. True, complete and correct copies of all material listed in Schedules 2.11(a), 2.11(b), 2.11(c), 2.11(d) and 2.11(e) have been delivered or made available to the Buyer. For purposes of this Agreement, "Intellectual Property Rights" shall mean all of Sellers' rights relating to patents, patent applications, trademarks, service marks, trade names, copyrights, applications to register or registrations of any of the foregoing, mask works, inventions, processes, methods, trade secrets, know-how, employee invention disclosures, software (in both source code and object code form) and any documentation relating to the manufacture, marketing and maintenance of products by Sellers to the extent relating to or used or held for use in connection with the Business.


               (b) Except as listed on Schedule 2.11(f), all employees of and technical consultants to Sellers, who have contributed to or have access to Intellectual Property Rights relating to or used or held for use in connection with the Business have entered into proprietary information and invention agreements with Sellers and copies of such agreements have been made available or provided to the Buyer. Except as set forth on Schedule 2.11(f), to Sellers' knowledge, no employee of the Articulate Division has entered into any agreement that prohibits him from performing the work in which the employee is presently engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than Sellers.


               (c)       The   manner  in  which  Sellers  have  manufactured,
packaged, shipped, advertised, labeled and sold its products, to the extent such products are a part of the Business, complies in all material respects with all the material applicable laws and regulations pertaining thereto. Except as set forth on Schedule 2.11(g), Sellers have not deposited, and are not obligated to deposit, any source code regarding their products, to the extent such products or source code are a part of the Business, into any source code escrows or similar arrangements and Sellers are not under any contractual or other obligation to disclose the source code; or, other than to end-users or bundlers, any other material proprietary information included in or relating to its products.


               (d) Sellers neither sell nor have under development any product or service relating to dictation/transcription technology for the medical industry other than those represented by the Business.


         2.12  Warranty or Other Claims.

         Except as set forth in Schedule 2.12, no product manufactured, sold, licensed or delivered by the Sellers in connection with the Business is subject to any contractual guarantee, warranty, right of return or other indemnity beyond the applicable standard terms and conditions of sale or lease described in Schedule 2.12. Schedule 2.12 sets forth the aggregate expenses incurred by Sellers in fulfilling its obligations under its guarantee, warranty, right of return and indemnity provisions with respect to the Business during fiscal 1998 and the first three (3) months of fiscal 1999, and Sellers know of no reason why the warranty expenses with regard to the Business will significantly increase as a percentage of sales in the future. Sellers do not know of any existing or threatened claims, or any facts upon which a claim could be based, including product liability or other tort claims, against either Seller related to services or products sold as part of the Business. No claim has been asserted against either Seller for renegotiation or price redetermination of any business transaction relating to the Business, and Sellers have no knowledge of any facts upon which any such claim could be based, other than routine price negotiation consistent with past practice.


         2.13  Litigation.


         Except for matters described in Schedule 2.13 hereto, there is no suit, claim, action, proceeding or governmental investigation pending or, to the Sellers' knowledge, threatened, against either Seller, before any court or any governmental agencies or regulatory authorities which could reasonably be expected to have a material adverse effect on the Business or the Purchased Assets or which, if adversely determined would materially impair or preclude Sellers' ability to consummate the transactions contemplated by this Agreement or which seeks to enjoin or otherwise hinder or prevent the consummation of the transactions contemplated by this Agreement and neither Seller is subject to any order, injunction or decree relating to or affecting the Business or the Purchased Assets.


         2.14  Permits.


         Each Seller holds all licenses, permits and franchises which are required to permit it to operate the Business as presently conducted, and all such licenses, permits and franchises are listed on Schedule 2.14 hereto.


         2.15  Transactions with Interested Persons.


         Except as shown on Schedule 2.15, to the knowledge of Sellers, no officer, supervisory employee, director or stockholder of either Seller or any affiliate, or their respective spouses or children (i) owns, directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer or director of, any customer, competitor or supplier of the Business or any organization which has a material contract or arrangement with a Seller pertaining to the Business, or (ii) has any contract or agreement with a Seller pertaining to the Business.


         2.16  Contracts and Commitments.


         All contracts, commitments, plans, agreements and licenses of any nature that relate to the Business are listed on Schedule 2.16. Except as set forth in Schedule 2.16, each of the Purchased Contracts is in full force and effect and constitutes a valid and binding obligation of, and is enforceable in accordance with its terms against the related Seller and, to Seller's knowledge, the other parties thereto (in the latter case, subject to laws of general application affecting creditor's rights), is subsisting and is fully assignable by such Seller. Except as set forth in Schedule 2.16, each Seller has made all payments due under the Purchased Contracts and performed all the obligations required to be performed by it under such contracts so as not to be in default thereunder, and there has not occurred any event which (whether with or without the passage of time or the giving of notice or both) would constitute a default of a Seller under a Purchased Contract, or, to the knowledge of Sellers, a default of any other party under a Purchased Contract.

         2.17  Labor and Employee Relations.


               (a) Except as set forth on Schedule 2.17, there are no complaints against either Seller pending or, to the knowledge of Sellers, threatened before the National Labor Relations Board or any similar state or local labor agencies, or before the Equal Employment Opportunity Commission or similar state or local agency, by or on behalf of any employee or former employee who performs or performed services in connection with the Business.


               (b) Sellers have provided to Buyer a complete description of all material written and other employment policies under which each Seller has operated or which have been communicated in writing to employees who perform services in connection with the Business.


               (c) Neither Seller has received notice from or is aware of any key employee or key group of employees who perform services in connection with the Business, that any such person or persons have plans to terminate his, her or their employment with such Seller.


         2.18  Employees.


         The salaries and employee benefits of the employees of the Business listed on Schedule 2.18 are accurately summarized in all material respects on
Schedule 2.18 hereto. Except as set forth in Schedule 2.18, Sellers have accrued or paid in full to those employees listed on Schedule 2.18 all wages, commissions, bonuses, vacation pay and other direct compensation for all services performed by them. There are no grievances or claims by any of such employees pending with respect to their employment by the related Seller, including, but not limited to, sexual harassment and discrimination claims and claims arising under workers' compensation laws.


         2.19  Finder's Fee.


         No Seller has incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.


         2.20  Disclosure of Material Information.


         No representation or warranty of either Seller contained in this Agreement, or any other document, certificate or other instrument delivered to or to be delivered by or on behalf of a Seller pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits, or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.


         2.21  Suppliers, Customers and Distributors.


         Schedule 2.21 lists the two largest (by dollar volume) suppliers and customers of Sellers during the immediately preceding twelve (12) month period with respect to the Business. To the best knowledge of Sellers, the relationships of Sellers with such suppliers and customers are good commercial working relationships and Sellers have no knowledge of any intention on the part of any such supplier or customer to modify or amend in any material manner or terminate any such relationship, except as disclosed in Schedule 2.21.

         2.22  Intentionally Omitted.


         2.23  Borrowings and Guarantees.


               Except as shown on Schedule 2.23 hereto, there are no agreements and undertakings pursuant to which ASI and/or Fonix, in connection with the Business, (a) is borrowing or is entitled to borrow any money, (b) is lending or has committed itself to lend any money, or (c) is a guarantor or surety with respect to the obligations of any person. Complete and accurate copies of all such written agreements have been delivered to Buyer.


         2.24  Insurance.


               Schedule 2.24 contains a complete and correct list of all policies of insurance maintained by the Sellers (including insurance providing benefits for employees) in effect on the date hereof in connection with the Business, together with complete and correct information with respect to the premiums, coverages, insurers, expiration dates, and deductibles in respect of such policies. Except for amounts deductible under policies of insurance described on such schedule or with respect to risks assumed as a self-insurer and described on such schedule, neither Seller is, or has been at any time, subject to any liability as a self-insurer of the businesses or assets of the Sellers that is reasonably likely to have a material adverse effect upon the businesses, assets, revenues, condition (financial or otherwise) or prospects of the Business. Except as set forth on the schedule, there are no claims pending or, to the knowledge of Sellers, overtly threatened, under any of said policies, or disputes with insurers, and all premiums due and payable thereunder have been paid, and all such policies are in full force and effect in accordance with their respective terms.

         2.25  Prepaid Maintenance Amounts and Prepaid Sales Order Amounts


         Set forth on Schedule 1.3(b) and Schedule 1.3(c) are the Prepaid Maintenance Amounts and Prepaid Sales Order Amounts, respectively, in each case, listed separately by customer, amount, date of receipt, applicable customer contract, and the service period or stage of product installation for which such payment was received as of the Closing Date. All of such information is true, complete and accurate in all material respects as of the Closing Date.


         2.26  Absence of Sensitive Payments.


               Neither Seller, nor to the knowledge of the Sellers, any of the Sellers' directors, officers, agents, stockholders or employees, on behalf of a
Seller:


               (a) has made or has agreed to make any contributions, payments or gifts of funds or property to any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift was or is illegal under the laws of the United States, any state thereof, or any other jurisdiction (foreign or domestic);


               (b) has established or maintained for any purpose any unrecorded fund or asset relating to or concerning the Business, or has made any false or artificial entries on any of the books or records of the Business for any reason; or

               (c) has made or has agreed to make any contribution or expenditure, or has reimbursed any political gift or contribution or expenditure made by any other person to candidates for public office, whether federal, state or local (foreign or domestic) where such contributions were or would be a violation of applicable law.


         2.27  SEC Filings.


         Since December 31, 1997, Fonix has filed or caused to be filed all registration statements, reports or statements, and any amendments thereto, required to be filed by it pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, as of their respective filing dates, all such documents were prepared in accordance with the applicable requirements of the Exchange Act and the rules and regulations thereunder in all material respects and did not contain any misstatement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances, not misleading, except to the extent corrected by a subsequently filed registration statement, report or statement.


         2.28  Environmental Matters.


               (a) In connection with the Business, the Sellers have materially complied with all applicable foreign, national, federal, state and/or local laws (including without limitation case law, rules, regulations, orders, judgments, decrees, permits, licenses and governmental approvals) that are intended to protect the environment and/or human health or safety (collectively, "Environmental Laws").


               (b) In connection with the operation of the Business, neither of the Sellers have ever handled, generated, used, stored, transported or disposed of any material, substance or waste that is regulated by Environmental Laws, except for reasonable amounts of ordinary office supplies and/or office-cleaning supplies that have been handled in compliance with Environmental Laws.


               (c)       To    the   Sellers'   knowledge,    there   are   no
"Environmental Liabilities," which, for purposes of this Agreement, means any liabilities whatsoever of the Sellers which arise under any Environmental Laws whether vested or unvested, contingent or fixed, actual or potential, and which arise from or relate to the Business and any actions occurring (including any failure to act) or conditions existing on or before the Closing Date.


         2.29  Year 2000.


               (a) The Transferred Software is designed to be used prior to, during and after calendar year 2000 and will operate during each such time period without error relating to date data, specifically including any error relating to, or the conduct of, date data which represents or references different centuries or more than one century. Without limiting the generality of the foregoing, the Transferred Software (i) will not abnormally terminate or provide invalid or incorrect results as a result of date data, and (ii) has been designed to ensure year 2000 compatibility, including date data, century recognition, calculations which accommodate same century and multi-century formulas and date values, and date data interface values that reflect the correct century. The Transferred Software includes "Year 2000 Capabilities."


               (b)       "Year   2000  Capabilities"   means  the  Transferred
Software (i) will manage and manipulate data involving dates, including single century formulas and multi-century formulas, and will not cause an abnormally ending scenario within an application or generate incorrect values or invalid results involving such dates, (ii) provides that all date-related users interface functionalities and data fields include the indication of century, and
(iii) provides that all date-related data interface functionalities include the indication of century.


               (c) Except as set forth on Schedule 2.29(c), all mission critical computer-based systems and software used by the Business whether developed by Sellers or developed or provided by third parties (collectively, "Computer Systems") will record, store, process and present calendar dates falling on or after January 1, 2000 in the same manner and with the same functionality as such Computer Systems record, store, process and present calendar dates falling on or before December 31, 1999. The upgrade to Microsoft SQL referenced on Schedule 2.29(c) can be accomplished by Sellers or Buyer in the ordinary course of business without unreasonable effort or expense. Set forth on Schedule 2.29(c) is a description of the investigation and inquiries made and work undertaken by Sellers in connection with the Computer Systems and their Year 2000 Capabilities. To the knowledge of Sellers, in all other respects, such Computer Systems shall not in any way lose functionality or degrade in performance as a consequence of such Computer Systems operating at a date later than December 31, 1999. Sellers shall jointly and severally indemnify and hold Buyer harmless for any claims by third parties against Buyer, arising from sales by the Sellers prior to the Closing Date, for failure of the Transferred Software to perform in accordance with the Year 2000 Capabilities, provided, however, that no such indemnification shall be available if such a third party claim relates to Buyer's failure to provide the upgrade to Microsoft SQL referenced on Schedule 2.29(c) in the ordinary course of business.

         2.30  Excluded Technology.

         Excluding the Excluded Technology not intended to be transferred to Buyer, but including the rights to be granted to Buyer by the Technology Option Agreement required by Section 6.13 hereof, Sellers have and by transfer of the Subject Assets to Buyer, Buyer will have, legally enforceable rights to all of the technology and Intellectual Property Rights necessary to operate the Business and to produce, install and maintain the PowerScribe Products. At Closing, none of the Acquired Sales Orders will contemplate any product customization or other requirements that would necessitate use of the Excluded Technology in order for Buyer to fulfill such Acquired Sales Orders in all respects without incurring any additional material cost or material time delay which Sellers would have been able to avoid by using the Excluded Technology. None of the employees of Sellers who accept offers of employment from Buyer will retain documentation concerning or any tangible or electronic evidence of any proprietary information related to the Excluded Technology after the Closing. Sellers shall ensure that no such information is delivered to Buyer, except as may be contemplated by the Technology Option Agreement.

         2.31  Stockholder Action.

         On or prior to the  date  hereof,  each of the  individuals  listed  on
Schedule 2.31 has delivered to the Sellers a letter substantially in the form set forth on Schedule 2.31 pursuant to which each of them have agreed to vote all shares of Fonix owned by them or as over which they have voting control in favor of the transactions contemplated by this Agreement and irrevocably granted a proxy, coupled with an interest, to Fonix or its designee to vote all such shares in favor of such transactions.


ARTICLE 3      REPRESENTATIONS AND WARRANTIES OF BUYER.


         Buyer hereby represents and warrants to Sellers as follows:


         3.1   Organization of Buyer.


         The Buyer and any subsidiary through which Buyer completes the transaction contemplated hereby are corporations duly organized, validly existing and in good standing under the laws of Belgium or the state of its incorporation with full corporate power to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it.


         3.2   Authorization of Transaction.


         The Buyer has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance of this Agreement and the consummation by the Buyer of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been duly and validly executed and delivered by the Buyer and constitutes a valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.


         3.3   No Conflict of Transaction with Obligations and Laws.


               (a) Neither the execution, delivery and performance of this Agreement or any of the agreements contemplated hereby, nor the performance of the transactions contemplated hereby, will (i) constitute a breach or violation of the Buyer's Restated Articles of Association or bylaws; (ii) conflict with or constitute (with or without the passage of time or the giving of notice) a breach of, or default under any material agreement, instrument or obligation to which the Buyer is a party or by which it or its assets are bound which would materially affect the performance by the Buyer of its obligations under this Agreement; or (iii) result in a violation of any law, regulation, administrative order or judicial order applicable to the Buyer.


               (b) Except for the Hart-Scott-Rodino Act filing and related requirements, the execution, delivery and performance of this Agreement and the transactions contemplated hereby by the Buyer do not require the consent, waiver, approval, authorization, exemption of or giving of notice to any governmental authority or other third party.

         3.4   Claims and Legal Proceedings.


         There are no claims, actions, suits, arbitration, proceedings or investigations pending (or, to the best knowledge of the Buyer, threatened) against the Buyer or any of its subsidiaries, and there are no outstanding court orders, court decrees, or court stipulations to which the Buyer or any of its subsidiaries is a party or by which any of their respective assets are bound, any of which (a) question this Agreement or affect the transactions contemplated hereby or (b) would, individually or in the aggregate materially impair or preclude the Buyer's ability to consummate the transactions contemplated hereby. The Buyer has no reason to believe that any such claim, action, suit, arbitration, proceeding or investigation may be brought against it.


         3.5   Disclosure of Material Information.


         No representation or warranty by the Buyer contained in this Agreement, or any other document, certificate or other instrument delivered to or to be delivered by or on behalf of the Buyer pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits, or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.


         3.6   Broker's and Finder's Fees.


         Buyer has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finder's fees or agent's commissions or investment banker fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.


ARTICLE 4      COVENANTS OF SELLERS.


         The Sellers hereby jointly and severally covenant and agree with the Buyer as follows:


         4.1   Expenses.


         Sellers hereby agrees that (i) all expenses of Sellers in connection with the negotiation and performance of this Agreement and the transactions contemplated hereby, including one-half of the Hart-Scott-Rodino Act filing fee, and (ii) all transfer, excise or other taxes payable by any party to this Agreement to any jurisdiction by reason of the sale or transfer of the Subject Assets pursuant to this Agreement, if any, shall be paid by Sellers out of the proceeds of the sale of the Subject Assets or otherwise, and, notwithstanding anything contained in Section 5.1 to the contrary, no such expenses shall be payable by Buyer or any affiliate of Buyer.


         4.2   Nondisclosure.


         After the Closing Date, neither Seller, nor any person controlling, controlled by or under common control with a Seller will, for any reason, directly or indirectly, for itself or any other person, use or disclose any trade secrets or confidential information, know-how or proprietary information transferred pursuant to this Agreement, except to Buyer, its officers, directors, employees or agents, in connection with the operation of the Business by Sellers before or by Buyer after the Closing Date, except as may be required to be disclosed by law. Confidential and proprietary information for purposes of this Agreement shall not include information which is or becomes publicly known through no fault of a Seller or any of the aforementioned affiliates of Sellers.


         4.3   Noncompetition by Sellers.


         Sellers, in order to induce Buyer to enter into this Agreement, expressly covenant and agree that neither Seller, nor any of its affiliates will, directly or indirectly, for a period of three (3) years following the Closing Date, own, manage, operate, join, control, joint venture with, act as agent, consultant, surety or guarantor, or render any services of a business, commercial or professional nature to or have a financial interest in any business, individual, partnership, firm, corporation or other organization which, to the knowledge of Sellers, is at the time engaged, wholly or partly, in the development or sale of (a) dictation/transcription products or technology specifically designed or marketed for use in the medical (i.e., patient charting and/or patient care) field or which use language modeling or vocabularies designed for medical (i.e., patient charting and/or patient care) applications or (b) products or technology which allows for the distribution, retrieval or use of data over a network or enterprise system, or in any activity which competes with the Business as presently conducted by ASI during such three (3) year period. Further, for a period of three (3) years following the Closing Date, none of the Sellers nor their affiliates shall, directly or indirectly, solicit, induce or encourage any person employed by the Buyer in the operation of the Business to terminate his or her employment with the Buyer. Sellers agree that this provision is reasonable in view of the nature of the business being transferred hereby and the relevant market for products and services of the Business and that any breach hereof would result in continuing and irreparable harm to Buyer and would adversely affect the value to Buyer of the Subject Assets and related goodwill being transferred under this Agreement. Sellers expressly covenant and agree that the remedy at law for any breach of this
Section 4.3 will be inadequate and that, in addition to any other remedies Buyer may have, Buyer shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage. To the extent that any part of this provision may be invalid, illegal or unenforceable for any reason, it is intended that such part shall be enforceable to the extent that a court of competent jurisdiction shall determine that such part if more limited in scope would have been enforceable and such part shall be deemed to have been so written and the remaining parts shall as written be effective and enforceable in all events. Notwithstanding the foregoing, Fonix shall not be prohibited from owning in the aggregate less than five percent (5%) of any class of securities of any particular company.


         4.4   Acquired Sales Orders and License Agreement.


         Each Seller agrees that in the event it receives a payment from any customer with respect to any Acquired Sales Order or License Agreement acquired or assumed by Buyer hereunder, which payment is not made on account of an Account Receivable, such Seller will promptly remit such payment to Buyer.

         4.5   Payment of Debts.


         On or after the Closing Date, Sellers shall pay as and when due all debts and obligations relating to the Business not assumed by Buyer hereunder, provided that, the foregoing shall not prevent Sellers from contesting in good faith any of such debts or obligations.


         4.6   Conduct of Business.


         Between the date of this Agreement and the Closing, the Sellers will do the following in connection with the conduct of the Business unless the Buyer shall otherwise consent in writing:

               (a) conduct the Business only in the ordinary course and refrain from changing or introducing any method of management or operations with regard to the Articulate Division except in the ordinary course of business and consistent with prior practices;

               (b) refrain from making any purchase, sale or disposition of any asset or property other than in the ordinary course of business and from mortgaging, pledging, subjecting to a lien or otherwise encumbering any of its properties or assets, in each case to the extent the asset or property relates to the Articulate Division;

               (c) except with respect to the sale of Inventory in the ordinary course of business, refrain from entering into any material agreements or amending or terminating any material contract agreement or license relating to the Articulate Division or waiving or releasing any material right or claim;

               (d) maintain the Equipment and other assets of the Articulate Division according to the standards that it has maintained the same prior to the date of this Agreement;

               (e) refrain from entering into any employment contract (other than as may be contemplated by this Agreement) or making any material change in the compensation payable or to become payable to any of its employees;

               (f) withhold or remit with respect to its employees all employment taxes;

               (g) use its best efforts to keep intact the Business, to keep available the employees and to preserve the goodwill of all suppliers, customers and others having business relations with it in relation to the Articulate Division; and

               (h) permit the Buyer and its authorized representatives to have full access to all its properties, assets, records, tax returns, contracts and documents with respect to the Business and furnish to the Buyer or its authorized representatives such financial and other information with respect to the Business and the assets and properties of the Articulate Division as the Buyer may from time to time reasonably request.

         4.7   Exclusivity.

                    (a) Sellers shall not, and Sellers shall use reasonable best efforts to cause each of their officers, directors, employees, representatives and agents not to, directly or indirectly, (a) encourage, solicit, initiate, engage or participate in discussions or negotiations with any person or entity (other than the Buyer) concerning any Acquisition Transaction, (b) provide any information concerning the Business or the properties or assets of the Business to any person or entity (other than the Buyer) other than in the ordinary course of business, or (c) take any other action intended or designed to facilitate the efforts of any person or entity (other than Buyer) relating to a possible Acquisition Transaction. For purposes of this Agreement, the term "Acquisition Transaction" shall mean any of the following involving the Business, that is material to the business, results of operation, prospects or financial condition of the Business: (i) any sale, lease, exchange, transfer or other disposition of all or substantially all of the assets of the Articulate Division or any merger, consolidation, business combination, stock acquisition or other transaction which results in Fonix owning less than one hundred percent (100%) of the outstanding stock of ASI; or (ii) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

                    (b) Notwithstanding anything herein to the contrary, in the event that there is an unsolicited proposal for or an unsolicited indication of a serious interest in entering into an Acquisition Transaction from a bona fide financially capable third party that contains no financing contingency, Sellers, at their discretion, shall be permitted to furnish to and communicate with any such party all publicly available information requested by such party. In the event that such party requests information in addition to that which is publicly available, Sellers may furnish to and communicate with such third party non-public information and otherwise negotiate with such party, only if (i) two
(2)  business  days  prior  written  notice  shall  have been given to Buyer and
(ii)(A) Fonix's Board of Directors shall have been advised in writing by its investment banker that it believes such third party is financially capable, without any financing contingency, of consummating an Acquisition Transaction,
(B) Fonix's Board of Directors shall have been advised, by the written opinion of outside counsel to Sellers, that any failure to provide such non-public information to such party would constitute a breach of the fiduciary responsibilities of the Board of Directors to shareholders of Fonix and (C) Fonix's Board of Directors, after weighing such advice, determines that failing to furnish such information would constitute a breach of the Board's fiduciary duties. Notwithstanding anything herein to the contrary, nothing shall prohibit the Board of Directors of Fonix from responding to a tender offer or complying with its obligations under Sections 14d-9 or 14e-2 of the Exchange Act.

                    (c) Except as permitted by this Section 4.7(c), Fonix's Board of Directors shall not enter into any agreement with respect to any Acquisition Transaction. Notwithstanding the preceding sentence, if Fonix's Board of Directors determines in its good faith judgment after consultation with outside counsel that it has received a Superior Proposal (as defined below), Fonix's Board of Directors may terminate this Agreement pursuant to Section 9.3(c) by providing written notice to Buyer (a "Notice of Superior Proposal") advising Buyer that Fonix's Board of Directors has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and providing notice of termination of this Agreement. For purposes of this Agreement, the term "Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a merger, liquidation, dissolution or other similar transaction, one hundred percent (100%) of the Business for aggregate consideration with a fair market value in excess of thirty-four million dollars ($34,000,000).

         4.8      Warranty and Service Obligations.

         During the period beginning on the Closing Date and ending on the third anniversary thereof (the "Warranty Period"), Buyer shall retain records in accordance with sound accounting practices with regard to its expenses incurred with respect to fulfilling warranty, service or upgrade obligations in connection with the Transferred Software. Buyer will provide Sellers, on a monthly basis during the Warranty Period, within thirty (30) days after the end of each month, a written certification of all expenses of Buyer reasonably incurred by Buyer in fulfilling warranty or service obligations with respect to products or services delivered or performed prior to the Closing Date, to the extent that such obligations are not covered by a service or maintenance agreement as to which there has been a Prepaid Maintenance Amount, which amount shall be paid by Sellers within thirty (30) days.

         4.9      Breach of Representations and Warranties.

         Promptly upon the occurrence of, or promptly upon a Seller becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach, or would have caused or constituted a breach had such event occurred or been known to a Seller prior to the date hereof, of any of the representations and warranties of the Sellers contained in or referred to in this Agreement, such person shall give detailed written notice thereof to the Buyer and the Sellers shall use their best efforts to prevent or promptly remedy the same.

         4.10     Consummation of Agreement.

         Sellers shall use their best efforts to perform and fulfill all conditions and obligations on their part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out. To this end, Sellers will obtain all necessary authorizations or approvals of their stockholders and Boards of Directors, to the sale of assets contemplated by this Agreement which shall include as integral parts thereof:

                  (a) the transfer to Buyer of the Subject Assets upon the terms and conditions set forth in this Agreement; and

                  (b) authorization to the officers and directors of Sellers and to discharge all debts and obligations of Sellers relating to the Articulate Division (other than those assumed by Buyer hereunder).

         4.11     HSR Filings.

         Promptly following the execution and delivery of this Agreement, the Sellers shall cause to be made on their behalf an HSR Filing under the Hart-Scott-Rodino Act. The Sellers shall also cooperate with the Buyer in connection with the Buyer's preparation of its HSR Filing.

         4.12     Approval of Stockholders.

         Fonix shall promptly after the date hereof use its best efforts to solicit consents from the Fonix stockholders in favor of the sale of the Articulate Division to Buyer. Should Fonix reasonably determine that it cannot obtain sufficient stockholder consents within a reasonable time, then, after consultation with the Buyer, Fonix shall take all action necessary in accordance with the Delaware General Corporation Law and its Certificate of Incorporation and Bylaws to provide notice of and conduct a special meeting of stockholders and, in connection therewith, obtain the approval of the Fonix stockholders of the sale of the Articulate Division to Buyer.

         4.13     Preparation of Solicitation Statement.

                  (a) As soon as practicable after Fonix has determined pursuant to Section 4.12, above, whether it can obtain sufficient consents of its stockholders in favor of the sale of the Articulate Division to Buyer, Fonix shall either prepare a solicitation statement or information statement (collectively, the "Solicitation Statement") for the solicitation of approval of the Fonix stockholders describing this Agreement and the transactions contemplated hereby. The information in the Solicitation Statement about Buyer shall be supplied by and shall be the sole responsibility of Buyer.

                  (b) The information supplied by Fonix for inclusion in the Solicitation Statement to be sent to the Fonix stockholders shall not, on the date the Solicitation Statement is first mailed to the Fonix stockholders or at the Closing Date, contain any statement which, at such time, is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication which has become false or misleading. Notwithstanding the foregoing, Fonix makes no representation, warranty or covenant with respect to any information supplied by Buyer which is contained in any of the foregoing documents.

                  (c) The information supplied by Buyer for inclusion in the Solicitation Statement shall not, on the date the Solicitation Statement is first mailed to Fonix's stockholders, or at the Closing Date, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication which has become false or misleading. Notwithstanding the foregoing, Buyer makes no representation, warranty or covenant with respect to any information which is contained in any of the foregoing documents, other than information supplied in writing by Buyer to Sellers.

                  (d) The Solicitation Statement shall constitute a proxy statement for use by Fonix at a special meeting of Fonix stockholders, if Fonix determines to conduct such special meeting of stockholders rather than obtain approval of this Agreement and the transactions contemplated hereby via stockholder consent. Fonix shall use reasonable commercial efforts to cause the Solicitation Statement to comply with applicable federal and state securities laws requirements, Delaware General Corporation Law and any other laws of any other jurisdiction applicable to soliciting proxies or stockholder consents. Buyers agrees to provide promptly to Fonix such information concerning Buyer's business and financial statements and affairs as may be reasonably required or appropriate for inclusion in the Solicitation Statement or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with Fonix's counsel and auditors in the preparation of the Solicitation Statement. Sellers shall promptly advise Buyer, and Buyer shall promptly advise Fonix, in writing, if at any time prior to the Closing Date either Sellers or Buyer shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Solicitation Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Solicitation Statement shall contain the recommendation of the boards of directors of Sellers that the Fonix stockholders approve the sale of the Articulate Division to Buyer and this Agreement and the conclusion of the boards of directors that the terms and conditions of the sale are fair and reasonable to the Fonix stockholders.

         4.14 Merger Escrow Agreement. Fonix and/or ASI shall give written notice to Buyer ten (10) business days prior to the date (the "Release Date") on which they will be obligated to release the escrowed shares pursuant to the Merger Escrow Agreement. Unless Buyer has given Fonix written notice of its intent to assert a claim against the escrow on or prior to the Release Date, Fonix and/or ASI may release the escrowed shares on or after the business day following the Release Date, free of any claim of Buyer. To the extent that Buyer makes a claim against the escrowed shares, Fonix and/or ASI agree to pursue such claim on Buyer's behalf and to cooperate with Buyer in asserting such claim. The reasonable out of pocket expenses incurred by Fonix and/or ASI in pursuing such claims on Buyer's behalf shall be paid by Buyer.


ARTICLE 5.        COVENANTS OF BUYER.


         The Buyer hereby covenants and agrees with the Sellers as follows:


         5.1      Expenses.


         Buyer hereby agrees that all expenses of Buyer in connection with the negotiation and performance of this Agreement and the transactions contemplated hereby, including one-half of the Hart-Scott-Rodino Act filing fee, shall be the responsibility of Buyer, it being understood, however, by the parties hereto that those expenses set forth in clause (ii) of Section 4.1 shall be borne by the Sellers.


         5.2      Payment of Debts.


         Buyer shall pay as and when due the Assumed Liabilities, provided that the foregoing shall not prevent Buyer from contesting in good faith any of the debts or obligations comprising part of the Assumed Liabilities.

         5.3      Consummation of the Agreement.

         The Buyer shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out. In this regard, the Buyer will obtain any approvals of its Board of Directors which may be required in order to consummate the transactions contemplated by this Agreement.

         5.4      HSR Filings.

         Promptly following the execution and delivery of this Agreement, the Buyer shall cause to be made on its behalf an appropriate HSR Filing under the Hart-Scott-Rodino Act. The Buyer shall also cooperate with the Sellers in connection with the Sellers' preparation of their HSR Filing.

         5.5      Legal Requirements.

         Buyer will,  and will cause its  respective  subsidiaries  to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to Sellers necessary in connection with any such requirements imposed upon Sellers in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with Sellers in obtaining) any consent, approval, order and authorization of or any registration, declaration or filing with, any governmental entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

ARTICLE 6.        CONDITIONS TO OBLIGATIONS OF BUYER.

         The obligations of the Buyer to consummate this Agreement and the transactions contemplated hereby are subject to the condition that on or before the Closing the actions required by this Article 6 will have been accomplished or waived in writing by Buyer.

         6.1      Representations; Warranties; Covenants.

         Each of the  representations and warranties of the Sellers contained in
Article 2 shall be true and correct in all material respects as though made on and as of the Closing. The Sellers shall, on or before the Closing, have performed in all material respects all of their obligations hereunder which by the terms hereof are to be performed on or before the Closing; and the Sellers shall have delivered to Buyer a certificate of the President of each of the Sellers dated as of the Closing to the foregoing effect and further confirming that the condition set forth in Section 6.12 with respect to shareholder authorization has been fulfilled.

         6.2      Opinion of Sellers' Counsel.

         At the Closing, Buyer shall have received from Durham Jones & Pinegar, P.C., counsel for the Sellers, an opinion dated as of the Closing, substantially in the form set forth as Exhibit B hereto.

         6.3      Absence of Certain Litigation.

         There shall not be any (a) injunction, restraining order or order of any nature issued by any court of competent jurisdiction which directs that this Agreement or any material transaction contemplated hereby shall not be consummated as herein provided, (b) suit, action or other proceeding by any federal, state, local or foreign government (or any agency thereof) pending before any court or governmental agency, or threatened to be filed or initiated, wherein such complainant seeks the restraint or prohibition of the consummation of any material transaction contemplated by this Agreement or asserts the illegality thereof or (c) suit, action or other proceeding by a private party pending before any court or governmental agency, or threatened to be filed or initiated, which in the reasonable opinion of counsel for the Buyer is likely to result in the restraint or prohibition of the consummation of any material transaction contemplated hereby or the obtaining of an amount in payment (or indemnification) of material damages from or other material relief against any of the parties or against any directors or officers of the Buyer, in connection with the consummation of any material transaction contemplated hereby.

         6.4      No Bankruptcy.

         Neither Seller shall (i) have commenced a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or substantially all of its property, or have consented to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or have made a general assignment for the benefit of its creditors, or (ii) have an involuntary case or other proceeding commenced against it seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereinafter in effect or seeking the appointing of a trustee, receiver, liquidator, custodian or similar official of it or substantially all of its property or (iii) have an attachment placed on all or a significant portion of its assets.

         6.5      No Adverse Change.

         Except for changes which have been disclosed to and accepted in writing by the Buyer prior to the Closing, there shall be no material adverse change to the Business or the Subject Assets taken as a whole since the date of this Agreement.

         6.6      Release of Liens, Security Interests and Other Encumbrances.

         The Sellers shall have delivered to the Buyer evidence satisfactory to the Buyer and its counsel that the Sellers are able to deliver the Subject Assets free and clear of all material liens (other than for taxes not yet due and payable), attachments, mortgages, security interests or other encumbrances of any nature whatsoever.

         6.7      Authorization from Others.

         The Sellers shall have obtained all of the waivers, permits, consents, approvals or other authorizations disclosed in Schedule 2.4(b) hereto, and effected all of the registrations, filings and notices that are reasonably deemed necessary by the Buyer, upon advice of counsel, (i) to provide for the continuation by the Buyer of the Business consistent with Section 2.30 above,
(ii) to assign to Buyer all material agreements of the Sellers and (iii) to consummate the transactions contemplated by this Agreement.

         6.8      Employment of Key Personnel.

         Not less than thirty (30) of those employees of the Sellers to whom offers of employment are extended by the Buyer, including all of those key employees listed on Schedule 6.8 hereof, shall have accepted the Buyer's offer of employment, provided that such offers of employment include salaries at least equal to the salaries currently paid to such employees by Sellers and benefits comparable to those provided by Buyer to similarly situated employees of Buyer. Notwithstanding the foregoing, no more than two (2) employees from each of the following business groups shall have declined the Buyer's offer of employment:
Engineering, Sales, Implementation and Customer Support. The key employees listed on Schedule 6.8 and all other employees of Sellers who accept Buyer's offer of employment shall have entered into proprietary information/non-competition agreements having substantially the terms and conditions of Exhibit D attached hereto.

         6.9      Approval of Buyer's Counsel.

         All actions, proceedings, instruments and documents required to carry out this Agreement and all related legal matters contemplated by this Agreement, including, without limitation, opinions of counsel, shall have been approved by counsel for Buyer, provided that the approval of such counsel shall not be unreasonably withheld.

         6.10     Escrow Agreement.

         There shall have been executed and delivered to Buyer an Escrow Agreement in substantially the form attached hereto as Exhibit D, pursuant to which Five Million Dollars ($5,000,000) of the purchase price shall be deposited in escrow (the "Escrow Fund") to secure payment of indemnification payable to Buyer hereunder by reason of the breach of any of the representations and warranties of Sellers or failure of Sellers to perform any of their obligations hereunder, and said amounts shall have been deposited with the Escrow Agent pursuant to said Escrow Agreement.

         6.11 Governmental Consents and Approvals; Termination or Expiration of HSR Waiting Period.

         All governmental consents and approvals required in order to permit the Buyer to complete the transactions in compliance with all applicable U.S. federal, state and local laws, rules and regulations shall have been received by the Buyer. The applicable waiting period under the Hart-Scott-Rodino Act shall have been terminated or shall have expired without a request for further information under the Hart-Scott-Rodino Act, or in the event of such a request for further information, the waiting period following delivery of such information shall have expired without the objection of either the Federal Trade Commission or the U.S. Justice Department.

         6.12     Shareholder Authorization.

         This Agreement and the transactions contemplated hereby shall have been duly approved by the affirmative vote of the holders of more than fifty percent (50%) of the outstanding shares of Fonix's voting stock.

         6.13     Payment of Attorneys' Fees.

         If Buyer  designates  the Apple  Claims as Subject  Assets  pursuant to
Section 1.14 hereof, Sellers shall have paid or made arrangement for the payment at the Closing of the fees and expenses of their counsel in the Apple Litigation for all services rendered and expenses incurred on or prior to the Closing.

ARTICLE 7.        CONDITIONS TO OBLIGATIONS OF SELLERS.

         The obligations of the Sellers to consummate this Agreement and the transactions contemplated hereby are subject to the condition that on or before the Closing the actions required by this Article 7 will have been accomplished or waived in writing by Sellers:

         7.1      Representations; Warranties; Covenants.

         Each of the  representations  and warranties of the Buyer  contained in
Article 3, other than those contained in Section 3.4, shall be true and correct in all material respects as though made on and as of the Closing; the Buyer shall, on or before the Closing, have performed in all material respects all of its obligations hereunder which by the terms hereof are to be performed on or before the Closing; and the Buyer shall have delivered to the Sellers a certificate of the President or any Vice President of the Buyer dated as of the Closing to such effect.

         7.2      Absence of Certain Litigation.

         There shall not be any injunction, restraining order or order of any nature issued by any court of competent jurisdiction which directs that this Agreement or any material transaction contemplated hereby shall not be consummated as herein provided.

         7.3      Authorization from Others.

         Buyer shall have obtained all of the waivers, permits, consents, approvals or other authorizations that are reasonably deemed necessary by the Sellers, upon advice of counsel, to consummate the transactions contemplated by this Agreement.

         7.4 Governmental Consents and Approvals; Termination or Expiration of HSR Waiting Period.

         All governmental consents and approvals required in order to permit the Sellers to complete the transactions in compliance with all applicable U.S. federal, state and local laws, rules and regulations shall have been received by the Sellers. The applicable waiting period under the Hart-Scott-Rodino Act shall have been terminated or shall have expired without a request for further information under the Hart-Scott-Rodino Act, or in the event of such a request for further information, the waiting period following delivery of such information shall have expired without the objection of either the Federal Trade Commission or the U.S.
Justice Department.

         7.5      Shareholder Authorization.


         This Agreement and the transactions contemplated hereby shall have been duly approved by the affirmative vote of the holders of more than fifty percent (50%) of the outstanding shares of Fonix's voting stock.


         7.6      Approval of Seller's Counsel.


         All actions, proceedings, instruments and documents required to carry out this Agreement and all related legal matters contemplated by this Agreement shall have been approved by counsel for Sellers, provided that the approval of such counsel shall not be unreasonably withheld.


ARTICLE 8.        INDEMNIFICATION.


         8.1      Definitions.


         For purposes of this Article 8:


         "Losses"  means  all  losses,   damages,   liabilities,   payments  and
obligations, and all expenses related thereto. Losses shall include any reasonable attorneys' fees and legal costs incurred by any of the Indemnified Persons subsequent to the Closing in defense of or in connection with any alleged or asserted liability, payment or obligation, whether or not any liability or payment, obligation or judgment is ultimately imposed against the Indemnified Persons and whether or not the Indemnified Persons are made or become parties to any such action; provided that Losses shall include punitive and consequential damages only with respect to third party actions.

         "Buyer's Indemnified Persons" means the Buyer, its subsidiaries and affiliated corporations, and their respective directors, officers, employees, and agents.


         "Indemnified Person" means any person entitled to be indemnified under this Article 8.


         "Indemnifying Person" means any person obligated to indemnify another person under this Article 8.


         "Sellers'  Indemnified  Persons" means the Sellers,  their subsidiaries
and  affiliated   corporations,   and  their  respective  directors,   officers,
employees, and agents.


         "Third Party Action" means any written assertion of a claim, or the commencement of any action, suit, or proceeding, by a third party as to which any person believes it may be an Indemnified Person hereunder.


         8.2      Indemnification by Seller.


         Sellers, jointly and severally, agree to defend, indemnify and hold harmless Buyer's Indemnified Persons from and against all Losses directly or indirectly incurred by or sought to be imposed upon any of them:


                           (i)      resulting  from or arising out of any breach
of any of the representations or warranties (other than Sections 2.1, 2.2, 2.4, 2.8, 2.11, 2.16 and 2.28) made by Sellers in or pursuant to this Agreement or in any agreement, document or instrument executed and delivered pursuant hereto or in connection with the Closing;


                           (ii)  resulting  from or arising out of any breach of
any covenant or agreement made by Sellers in or pursuant to this Agreement or in any agreement, document or instrument executed and delivered pursuant hereto or in connection with the Closing or resulting from or arising out of any breach of any of the representations or warranties made by Sellers in Sections 2.1, 2.2, 2.4, 2.8, 2.11, 2.16 or 2.28 hereof;


                           (iii) in respect of any  liability,  or obligation of
Sellers, including without limitation any liability or obligation resulting from or arising out of the conduct of the Business prior to Closing, not included in the Assumed Liabilities;


                           (iv)   resulting  from  or  arising  out  of  Buyer's
fulfilling Sellers' warranty or service obligations with respect to products or services delivered or performed prior to the Closing Date, to the extent that such obligations are not covered by a service or maintenance agreement as to which there has been a Prepaid Maintenance Amount or resulting from customer returns of product for which Sellers have completed installation other than where the product or a portion thereof has been replaced with a product of Buyer;


                           (v)      resulting from or arising out of any of the
matters disclosed in the Schedules required by Section 2.11 hereof;


                           (vi)     resulting from or arising out of the matters
set forth on Schedule 8.2(vi); or

                           (vii)  resulting  from or  arising  out of the actual
fraud of Sellers.


         8.3      Indemnification by Buyer.


         From and after the Closing Date, Buyer shall indemnify and hold harmless Sellers' Indemnified Persons from any and all Losses directly or indirectly incurred by them:


                           (i)      resulting  from or arising out of any breach
of any of the representations or warranties (other than Sections 3.1, 3.2 or 3.4) made by Buyer, in or pursuant to this Agreement or in any agreement, document or instrument executed and delivered pursuant hereto or in connection with the Closing;


                           (ii)  resulting  from or arising out of any breach of
any covenant or agreement made by Buyer in or pursuant to this Agreement or in any agreement, document or instrument executed and delivered pursuant hereto or in connection with the Closing or resulting from or arising out of any breach of any of the representations or warranties made by Buyer in Sections 3.1, 3.3 or
3.4 hereof;


                           (iii)  resulting from or arising out of any liability
or obligation included in the Assumed Liabilities;
or


                           (iv) resulting from or arising out of actual fraud of
Buyer.


         8.4      Limitations on Indemnification.


                  (a) Period. Neither Sellers nor Buyer shall have any indemnification liability under Sections 8.2 or 8.3, respectively, unless one or more of the Indemnified Persons gives written notice to the Indemnifying Persons asserting a claim for Losses in accordance with Section 8.5 hereof, on or before the expiration of the date or the period set forth below:


                           (i)      for claims under  clauses (i) of Section 8.2
and Section 8.3, respectively, for a period ending eighteen (18) months following the date of this Agreement; and


                           (ii)     for claims  under clauses (ii) through (vii)
of Section 8.2 and clauses (ii), (iii) and (iv) of Section 8.3, respectively, without limitation as to time.


                  (b) Amounts. The aggregate liability of an Indemnifying Party resulting from or arising out of any breach of any of the representations or warranties made by the Indemnifying Party, in or pursuant to this Agreement and/or in any agreement, document or instrument executed and delivered by the Indemnifying Party pursuant hereto or in connection with the Closing shall not exceed the Purchase Price. Indemnification claims pursuant to Sections 8.2(i) and (ii) and Sections 8.3(i) and (ii) resulting from or arising out of any breach of any of the representations or warranties made by the Indemnifying Party, in or pursuant to this Agreement or in any agreement, document or instrument executed and delivered by the Indemnifying Party pursuant hereto or in connection with the Closing shall be payable hereunder only if and to the extent the aggregate amount of all such claims exceeds fifty thousand dollars ($50,000), but upon reaching such amount the Indemnifying Party shall be liable from the first dollar to the extent of all such claims. Notwithstanding the foregoing, there shall be no limitations on Sellers' obligation to Indemnify Buyer pursuant to Section 8.2(ii) or Section 8.3(ii) above with respect to breaches of covenants or agreements.


                  (c) Right of Set-Off. Buyer may, at its option, upon at least thirty (30) days' prior written notice to Sellers recover such indemnification claims by set-off against any amounts that may otherwise be due from the Buyer to the Sellers whether hereunder or otherwise, including, without limitation, the Earnout Payment, provided that Buyer shall not be required to recover said claims in such manner and may proceed against the Indemnifying Party at any time or times for recovery of indemnification claims. Sellers shall have ten (10) business days following Buyer's notice to Sellers to respond in writing to Buyer's notice. Should Buyer continue in its intent to set-off as hereinabove provided following receipt of Sellers' response, Buyer shall within five (5) business days notify Sellers, and Sellers shall have the option to demand that the parties enter into non-binding mediation or arbitration, and if such demand is made, the parties shall as quickly as reasonably possible commence such non-binding mediation or arbitration.


         8.5      Notice.


         The Indemnified Person shall give prompt written notice to the Indemnifying Person of each claim for indemnification hereunder, specifying in reasonable detail the amount and nature of the claim, and of any matter which in the opinion of the Indemnifying Person is likely to give rise to an indemnification claim. Subject to the provisions of Section 8.4(a) hereof, the omission to give such notice to the Indemnifying Person will not relieve the Indemnifying Person of any liability hereunder unless and only to the extent the Indemnifying Person was prejudiced thereby under this Article 8.


         8.6      Defense of Third Party Actions.


                  (a) Promptly after receipt of notice of any Third Party Action, any person who believes he, she or it may be an Indemnified Person will give notice to the potential Indemnifying Person of such action. Subject to the provisions of Section 8.4(a) hereof, the omission to give such notice to the Indemnifying Person will not relieve the Indemnifying Person of any liability hereunder unless and only to the extent the Indemnifying Person was prejudiced thereby, nor will it relieve the Indemnifying Person of any liability which it may have other than under this Article 8.


                  (b) Upon receipt of a notice of a Third Party Action, the Indemnifying Person shall have the right, at its option and at its own expense, to participate in and be present at the defense of such Third Party Action, but not to control the defense, negotiation or settlement thereof, which control shall remain with the Indemnified Person, unless the Indemnifying Person makes the election provided in paragraph (c) below.


                  (c) Subject to paragraph (d) below, by written notice within forty-five (45) days after receipt of a notice of a Third Party Action, an Indemnifying Person may elect to assume control of the defense, negotiation and settlement thereof, with counsel reasonably satisfactory to the Indemnified Person; provided, however, that the Indemnifying Person agrees (i) to promptly indemnify the Indemnified Person for its reasonable expenses to date, and (ii) to hold the Indemnified Person harmless from and against any and all Losses, caused by or arising out of any settlement of the Third Party Action or any judgment in connection with that Third Party Action. The Indemnifying Persons shall not in the defense of the Third Party Action enter into any settlement which does not include as a term thereof the unconditional release by the third party claimant of the Indemnified Person, or consent to entry of any judgment, except with the consent of the Indemnified Person.


                  (d) Upon assumption of control of the defense of a Third Party Action under paragraph (c) above, the Indemnifying Person will not be liable to the Indemnified Person hereunder for any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defense of the Third Party Action, other than reasonable expenses of investigation, unless the Indemnified Person shall have reasonably concluded that there are defenses available to it that are different from or additional to those available to the Indemnifying Person, in which case the Indemnified Person may retain counsel of its own to participate in the defense and the Indemnifying Person shall reimburse the Indemnified Person for expenses reasonably incurred in connection with the defense of such Third party Action, as and when the same shall be incurred by the Indemnified Person.


                  (e) If the Indemnifying Person does not elect to control the defense of a Third Party Action under paragraph (c), the Indemnifying Person shall promptly reimburse the Indemnified Person for expenses reasonably incurred by the Indemnified Person in connection with defense of such Third Party Action, as and when the same shall be incurred by the Indemnified Person.


                  (f) Any person who has not assumed control of the defense of any Third Party Action shall have the duty to cooperate with the party which assumed such defense.


         8.7      Miscellaneous.


                  (a) Buyer's Indemnified Persons shall be entitled to indemnification under Section 8.2 and Sellers' Indemnified Persons shall be entitled to indemnification under Section 8.3, regardless of whether the matter giving rise to the applicable liability, payment, obligation or expense may have been previously disclosed to any such person unless disclosed in writing herein in the Disclosure Schedule unless otherwise indicated to the contrary thereon.


                  (b) If any Loss is recoverable under more than one provision hereof, the Indemnified Person shall be entitled to assert a claim for such Loss until the expiration of the longest period of time within which to assert a claim for Loss under any of the provisions which are applicable.


         8.8      Payment of Indemnification.


         Claims for indemnification under this Article 8 shall be paid or otherwise satisfied by the Indemnifying Persons within thirty (30) days after notice thereof is given by the Indemnified Person. Any amount which may become due and payable to any of the Buyer's Indemnified Persons under Section 8.2 shall first be paid or otherwise be satisfied out of the Escrow Fund until the same has been exhausted, provided that such claims may be satisfied, at Buyer's election, pursuant to Buyer's right of set-off as set forth in Section 8.4(b) before proceeding against the Escrow Fund. Any claims may be satisfied by whatever remedy available at law or equity.


ARTICLE 9.        TERMINATION OF AGREEMENT.


         9.1      Termination.


         In connection with the transactions as described in this Agreement, the parties have agreed that this Agreement shall not be terminated, except in accordance with the provisions of this Article 9, all strictly construed against the Party seeking such termination. This Agreement may be terminated any time prior to the Closing, whether before or after approval by the stockholders of
Fonix:

                  (a) by mutual consent of the parties with the approval of their respective Board of Directors;

                  (b) by either party, if any court of competent jurisdiction in the United States or other governmental body in the United States shall have issued an order (other than a temporary restraining order), decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement (the "Acquisition"), and such order, decree ruling or other action shall have become final and nonappealable provided that the party seeking termination shall have diligently contested such ruling;

                  (c) by either party, if this Agreement fails to receive the shareholder approval required by Sections 6.13 and 7.6 hereof; or

                  (d) by either party if (i) the Board of Directors of Fonix shall withdraw, modify or change its recommendation so that it is not in favor of this Agreement or the Acquisition or shall have resolved to do any of the foregoing or (ii) the Board of Directors of Fonix shall have recommended or resolved to recommend to its stockholders an Acquisition Transaction other than the Acquisition.


         9.2      Termination by the Buyer.


         This Agreement may be terminated and the Acquisition may be abandoned by action of the Board of Directors of the Buyer, at any time prior to the Closing, before or after the approval by the shareholders of Fonix, if:

                  (a) the Sellers shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement which failure has not been cured after five (5) business days from the delivery of notice of such failure such that the Closing condition set forth in Section
6.1 or 6.2 would not be satisfied or events shall have occurred such that the Closing condition set forth in Section 6.4 would not be satisfied;

                  (b) there exists a breach or breaches of any representation or warranty of the Sellers contained in this Agreement in any material respect which breach has not been cured after five (5) business days from delivery of notice of such breach such that the Closing condition set forth in Section 6.1 or 6.2 would not be satisfied; or

                  (c)  the  Sellers   shall   furnish  or  disclose   non-public
information to a third party with respect to any Acquisition Transaction, or shall have resolved to do the foregoing and publicly disclosed such resolution.


         9.3      Termination by the Sellers.


         This Agreement may be terminated and the Acquisition may be abandoned at any time prior to the Closing, before or after the approval by the shareholders of Fonix, by action of the Boards of Directors of the Sellers, if:

                  (a) the Buyer shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement which failure has not been cured after five (5) business days from the delivery of notice of such failure such that the closing condition set forth in Section
7.1 would not be satisfied;

                  (b) there exists a breach or breaches of any representation or warranty of the Buyer contained in this Agreement in any material respect which breach has not been cured after five (5) business days from delivery of notice of such breach such that the Closing condition set forth in Section 7.1 would not be satisfied; or

                  (c) if the Sellers shall have delivered to the Buyer a Notice of Superior Proposal in accordance with Section 4.7.

         9.4      Procedure for Termination.

         In the event of termination and abandonment of the Acquisition by the Buyer or the Sellers pursuant to this Article 9, written notice thereof shall forthwith be given to the other.

         9.5      Effect of Termination and Abandonment.

                  (a) In the event of termination of this Agreement and abandonment of the Acquisition pursuant to this Article 9, no Party hereto (or any of its directors or officers) shall have any liability or further obligation to any other Party to this Agreement, except as provided in Section 11.4 (regarding confidentiality) and this Section 9.5.

                  (b) In the event of termination of this Agreement pursuant to Sections 9.1(c) or (d), by the Buyer pursuant to Section 9.2, or by the Sellers pursuant to Section 9.3(c), then the Sellers shall, within five (5) business days thereafter, pay the Buyer by wire transfer of immediately available funds to an account specified by the Buyer up to $600,000 for all documented out of pocket reasonable fees and expenses incurred by the Buyer (including the reasonable fees and expenses of counsel, accountants, consultants and advisors) in connection with this Agreement and the transactions contemplated hereby (subject to such $600,000 limit, "Buyer Documented Expenses").

                  (c) In the event of a termination of this Agreement by the Sellers, pursuant to Section 9.3(a) or (b) then the Buyer shall promptly pay the Sellers by wire transfer of immediately available funds to an account specified by the Sellers up to $600,000 for all documented fees and expenses incurred by the Sellers (including the reasonable fees and expenses of counsel, accountants, consultants and advisors) in connection with this Agreement and the transactions contemplated hereby (subject to such $600,000 limit "Sellers' Documented Expenses").

ARTICLE 10.  RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING.


         10.1     Survival of Warranties.


         All representations, warranties, agreements, covenants and obligations herein or in any schedule, certificate or financial statement delivered by either party to the other party incident to the transactions contemplated hereby are material, shall be deemed to have been relied upon by the other party and shall survive the Closing, except as specifically set forth in Article 8 hereof, regardless of any investigation and shall not merge in the performance of any obligation by either party hereto.


         10.2     Collection of Assets.


         Subsequent to the Closing, Buyer shall have the right and authority to collect all receivables, including Accounts Receivable pursuant to Section 1.13 hereof, and other items transferred and assigned to it by Sellers hereunder and to endorse with the name of Sellers any checks received on account of such receivables or other items, and Sellers agree that they will promptly transfer or deliver to Buyer from time to time, any cash or other property that Sellers may receive with respect to any claims, contracts, licenses, leases, commitments, sales orders, purchase orders, receivables of any character or any other items required to be transferred by it to Buyer pursuant to the provisions hereof.


         10.3     Payment of Debts and Refund of Cash.


         Sellers shall as promptly as possible after the Closing pay all debts and obligations relating to the Business not to be assumed by Buyer hereunder.


         10.4     COBRA Compliance.


         Sellers will timely provide all notices and any continuation of health benefit coverage required to be provided to any of the Business' employees, former employees, or the beneficiaries or dependents of such employees or former employees, under COBRA, to the extent such notices and continuation of health benefit coverage are required to be provided by the Sellers by reason of events occurring prior to or on the Closing Date or by reason of the transactions contemplated by this Agreement.


ARTICLE 11.       MISCELLANEOUS.


         11.1     Bulk Sales Law.


         Buyer and Sellers waive compliance with the provisions of any applicable bulk sales, fraudulent conveyance or other law for the protection of creditors, and Sellers agree to indemnify and hold Buyer harmless from, and to reimburse Buyer for, any loss, cost expense, liability or damage (including reasonable counsel fees, disbursements and expenses) which Buyer suffers or incurs by virtue of noncompliance with such laws.

         11.2     Notices.


         Any notice or other communication in connection with this Agreement shall be deemed to be delivered if in writing (or in the form of a facsimile transmission, receipt telephonically confirmed) addressed as provided below and if either (a) actually delivered electronically or physically at said address, or (b) in the case of a letter, three (3) business days shall have elapsed after the same shall have been sent by internationally recognized overnight courier:

         If to Sellers to:

                  Fonix Corporation
                  1225 Eagle Gate Tower
                  60 East South Temple Street
                  Salt Lake City, Utah  84111
                  Attn:  Chief Executive Officer
                  Tel:  (801) 328-8100
                  Fax:  (801) 328-8778

         with a copy to:

                  Durham, Jones & Pinegar, P.C.
                  50 South Main Street, Suite 800
                  Salt Lake City, Utah  84144
                  Attn:  Jeffrey M. Jones, Esquire
                  Tel:  (801) 538-2424
                  Fax:  (801) 538-2435

         If to Buyer, to:

                  Lernout & Hauspie Speech Products N.V.
                  Flanders Language Valley 50
                  B-8900 Ieper, Belgium
                  Attn: President
                  Tel:  011 32 57228888
                  Fax:  011 32 57208489

         with a copy to:

                  Lernout & Hauspie Speech Products N.V.
                  Flanders Language Valley 50
                  B-8900 Ieper, Belgium
                  Attn: Legal Department
                  Tel:  011 32 57229500
                  Fax:  011 32 57208489

                  and

                  Brown, Rudnick, Freed & Gesmer, P.C.
                  One Financial Center

                  Boston, Massachusetts 02111
                  Attn:  Philip J. Flink, Esquire
                  Tel:  617-856-8200
                  Fax:  617-856-8201


and in any case at such other address as the addressee shall have specified by written notice. All periods of notice shall be measured from the date of delivery thereof.


         11.3     Publicity and Disclosures.


         No press releases or any public disclosure, either written or oral, of the transactions contemplated by this Agreement shall be made by any party without the prior knowledge and written consent of all other parties, except as otherwise required by applicable law.


         11.4     Confidentiality.


         Without limitation of any obligations under Section 4.2, the parties agree that they will keep confidential and not disclose or divulge any confidential, proprietary or secret information which they may obtain from the other in connection with the transactions contemplated herein, or pursuant to inspection rights granted hereunder unless such information is or hereafter becomes public information.


         11.5     Entire Agreement.


         This Agreement (including all exhibits or schedules appended to this Agreement and all documents delivered pursuant to this Agreement, all of which are hereby incorporated herein by reference) constitutes the entire agreement between the parties, and all promises, representations, understandings, warranties and agreements with reference to the subject matter hereof and inducements to the making of this Agreement relied upon by any party hereto, have been expressed herein or in the documents incorporated herein by reference.


         11.6     Severability.


         The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof.


         11.7     Assignability.


         This Agreement may not be assigned  otherwise than by operation of law:
(a) by Buyer, provided, however, that Buyer may assign any of its rights under this Agreement or in any agreement, document or instrument executed and delivered pursuant hereto or in connection with the Closing (without the prior written consent of either Seller): (i) to one or more banks or other lenders which provide financing to the Buyer from time to time; (ii) to any successor to all or substantially all of its business and assets relating to the subject matter of this Agreement, to the extent that such entity agrees to assume all of Buyer's obligations hereunder; and (iii) to one or more subsidiaries (including subsidiaries of subsidiaries) of Buyer, to the extent that such entity agrees to assume all of Buyer's obligation hereunder; or (b) by Sellers without the prior written consent of Buyer. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.


         11.8     Relationship of Sellers.


         ASI hereby appoints Fonix as its attorney-in-fact for all purposes hereunder. Any notice given to Fonix or consent or other agreement made by Fonix shall constitute notice to, consent of or agreement of ASI hereunder without any further action by ASI or any other party. Except as specifically provided in Sections 4.12, 4.13 and 4.14, all obligations and liabilities of ASI and Fonix hereunder shall be joint and several.


         11.9     Amendment.


         This Agreement may be amended only by a written agreement executed by Buyer and Seller.


         11.10    Governing Law; Venue.


         This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (other than the choice of law principles thereof). Any claim, action, suit or other proceeding initiated by any of the Sellers' Indemnified Persons against Buyer, or by any of the Buyer's Indemnified Persons against any Seller, under or in connection with this Agreement may be asserted, brought, prosecuted and maintained in any Federal or state court in the Commonwealth of Massachusetts, as the party bringing such action, suit or proceeding shall elect, having jurisdiction over the subject matter thereof, and Sellers and Buyer hereby waive any and all rights to object to the laying of venue in any such court and to any right to claim that any such court may be an inconvenient forum. Sellers and Buyer hereby submit themselves to the jurisdiction of each such court and agree that service of process on them in any such action, suit or proceeding may be effected by the means by which notices are to be given to it under this Agreement.


         11.11    Counterparts.


         This Agreement may be executed in multiple counterparts and by facsimile, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


         11.12    Effect of Table of Contents and Headings.


         Any table of contents, title of an article or section heading herein contained is for convenience of reference only and shall not affect the meaning of construction of any of the provisions hereof.


         11.13    Rules of Construction.


         Neither this Agreement nor any other agreement, document or instrument referred to herein or executed or delivered in connection herewith shall be construed against either party as the principal drafts person hereof or thereof.

         11.14    Definition of Material.


         For purposes of this Agreement, other than Article 2 hereof, the term "material" or "material adverse effect" shall refer to amounts or events having an economic effect in excess of Fifty Thousand Dollars ($50,000).


         11.15    Interpretation.


         The parties hereto acknowledge and agree that: (a) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.





                          [SEE SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal in multiple counterparts as of the date set forth above by their duly authorized representatives.

                                FONIX CORPORATION



                                By: /s/
                                   ---------------------------------------------
                                   Name:  Thomas A. Murdock
                                   Title:  President and Chief Financial Officer

                                FONIX/ASI CORPORATION



                                By:/s/
                                   ---------------------------------------------
                                   Name:  Thomas A. Murdock
                                   Title: President


                            LERNOUT & HAUSPIE SPEECH
                                  PRODUCTS N.V.



                                By: /s/
                                   ---------------------------------------------
                                   Name:  Gaston Bastiaens
                                   Title:  President and Chief Executive Officer

                            ASSET PURCHASE AGREEMENT



                         List of Schedules and Exhibits



Schedule 1.1(a)(viii)      Patent Applications and Patents of ASI

Schedule 1.1(b)            Fonix Assets

Schedule 1.1(c)(vii)       Excluded Contracts

Schedule 1.2(a)(i)         Acquired Sales Orders

Schedule 1.2(a)(ii)        License Agreements

Schedule 1.2(b)(xi)        Assumed Litigation

Schedule 1.3(b)            Prepaid Maintenance Amounts

Schedule 1.3(c)            Prepaid Sales Order Amounts

Schedule 1.13(a)           Accounts Receivable less than 90 Days

Schedule 2.4(a)            Sellers' Conflicts

Schedule 2.4(b)            Required Consents

Schedule 2.5               Financial Statements of ASI

Schedule 2.6               Liabilities

Schedule 2.7               Changes Since Base Balance Sheet

Schedule 2.8               Subject Assets

Schedule 2.10              Unsaleable Inventory

Schedule 2.11(a) Patents, Patent Applications Registered Copyrights, Trade Names, Trademarks and Service Marks

Schedule 2.11(b)           Licenses Granted out of Ordinary Course

Schedule 2.11(c) Material Licenses, Agreements, Obligations and Contracts Relating to Intellectual Property Rights

Schedule 2.11(c)(i)        Licenses, Agreements, Obligations and Contracts

Schedule 2.11(d)           Infringement by Sellers

Schedule 2.11(e)           Infringement by Others

Schedule 2.11(f) List of Employees who have not entered into Agreements

Schedule 2.11(g)           Source Code Deposits

Schedule 2.12              Warranty Matters

Schedule 2.13              Litigation Matters

Schedule 2.14              Licenses, Permits and Franchises

Schedule 2.15              Transactions with Interested Persons

Schedule 2.16              Contracts and Commitments

Schedule 2.17              Labor and Employee Relations

Schedule 2.18              Salaries and Employee Benefits

Schedule 2.21              Suppliers and Customers

Schedule 2.23              Borrowings and Guarantees

Schedule 2.24              All Policies of Insurance

Schedule 2.29(c)           Description of Y2K Investigation and Inquiries Made

Schedule 2.31              Proxies Required

Schedule 6.8               Key Employees

Schedule 8.2(vi)           Indemnification Matters



Exhibit A:  ASI License

Exhibit B:  Legal Opinion of Sellers' Counsel

Exhibit C: Form of Proprietary/Non-Competition Agreement

Exhibit D:  Escrow Agreement

Exhibit E:  Technology Option Agreement